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                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                            DATED SEPTEMBER 28, 2001

                        BUT EFFECTIVE AS PROVIDED HEREIN

                                     BETWEEN

                          M/I SCHOTTENSTEIN HOMES, INC.

                                       AND

                              FLEET NATIONAL BANK,

                              BANKERS TRUST COMPANY

                   THE OTHER PARTIES WHICH MAY BECOME LENDERS

                                       AND

                              FLEET NATIONAL BANK,

                                    AS AGENT

                           AND FLEET SECURITIES, INC.

                        AS SYNDICATION AGENT AND ARRANGER

               $50,000,000 FLOATING RATE SENIOR SUBORDINATED DEBT







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                                                                    EXHIBIT 10.1


                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is made this 28th day of September, 2001, but effective as provided herein, by and between M/I SCHOTTENSTEIN HOMES, INC., an Ohio corporation having its principal place of business at 3 Easton Oval, Columbus, Ohio 43219 (the "Borrower"), FLEET NATIONAL BANK, a national banking association ("Fleet"), BANKERS TRUST COMPANY ("Bankers Trust"), and the other parties which may become a "Lender" hereunder, and FLEET NATIONAL BANK, as Agent for the Lenders ("Agent").

         WHEREAS, Borrower, BankBoston, N.A. (now know as Fleet National Bank) ("BKB"), and BKB, as Agent have entered into that certain Credit Agreement dated August 29, 1997, as amended by that certain First Amendment to Credit Agreement dated September 15, 2000 (as amended, the "Existing Credit Agreement");

         WHEREAS, Bankers Trust became a party to the Existing Credit Agreement by virtue of an assignment of an interest therein; and

         WHEREAS, the parties hereto desire to enter into this Agreement to provide for the extension of the "Maturity Date," as defined in the Existing Credit Agreement, and for certain other purposes, and

         WHEREAS, this Agreement is not intended by the parties hereto as a modification of the Existing Credit Agreement, but instead as an agreement to extend the "Maturity Date" under the Existing Credit Agreement and to continue the "Loans" (as defined in the Existing Credit Agreement) made thereunder as provided herein;

         NOW, THEREFORE, in consideration of the recitals herein and the mutual covenants contained herein, the parties hereto hereby covenant and agree as follows:

         SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION.

                    Section 1.1 Definitions. The following terms shall have the meanings set forth in this Section l or elsewhere in the provisions of this Agreement referred to below:

         ADDITIONAL PERMITTED SENIOR DEBT.  See Section 7.1(g).

         AFFILIATE. Affiliate shall mean (a) any Person (other than a Subsidiary of the Borrower) which, directly or indirectly, controls, is controlled by or is under common control with the Borrower, or (b) any Person who is a director, officer or key employee of Borrower, any Subsidiary of the Borrower or any Person described in clause (a) of this definition. For purposes of this definition, "control" of a Person means the power, direct or indirect, to vote twenty percent (20%) or more of the securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         AGENT. Fleet National Bank, acting as Agent for the Lenders, its successors and assigns.


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         AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal
Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by written notice to the Borrower and the Lenders.

         AGREEMENT. This Credit Agreement, including the SCHEDULES and EXHIBITS hereto.

         ARRANGER. Fleet Securities, Inc., as Syndication Agent and Arranger.

         BALANCE SHEET DATE. June 30, 2001.

         BANKERS TRUST. As defined in the preamble hereto.

         BANKRUPTCY CODE. See Section 10.1(a).

         BASE RATE. The greater of (a) the variable annual rate of interest announced from time to time by Agent at Agent's head office as its "prime rate", and (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

         BASE RATE LOANS. The Loans when bearing interest calculated by reference to the Base Rate.

         BORROWER. As defined in the preamble hereto.

         BUSINESS DAY. Any day on which banking institutions located in the same city and State as Agent's Head Office is located are open for the transaction of banking business, and in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

         CAPITAL STOCK. Any shares, interests, participations or other equivalents (however designated) in or of the equity of a Person (including, without limitation, common stock, preferred stock, any other class of stock, and joint venture and partnership interests).

         CASH EQUIVALENTS. Securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, certificates of deposit and bankers' acceptances, each issued by any bank a party to the Senior Credit Agreement and each with a maturity of 180 days or less from the date of acquisition, and commercial paper of a domestic issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. with a maturity of not more than 180 days.

         CAPITALIZED LEASE. A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

         CHANGE OF CONTROL. A Change of Control shall be deemed to occur upon the occurrence of any of the following events: (a) any Person or group of related Persons (other than Irving E.


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Schottenstein and the immediate family of Irving E. Schottenstein) owns or controls more than thirty-three and 1/3 percent (33.33%) of the outstanding voting capital stock of the Borrower; or (b) the aggregate amount of outstanding voting capital stock of the Borrower owned or controlled by (i) Irving E. Schottenstein (including voting capital stock owned or controlled by his spouse), (ii) Robert H. Schottenstein (including voting capital stock owned or controlled by his spouse or his children), (iii) Steven Schottenstein (including voting capital stock owned or controlled by his spouse or his children), and
(iv) trusts for the benefit of Robert H. Schottenstein or Steven Schottenstein or the respective spouse, children or grandchildren of Robert H. Schottenstein or Steven Schottenstein, shall be less than sixty-seven percent (67%) of the aggregate amount of the outstanding voting capital stock of the Borrower owned or controlled by such Persons as of August 29, 1997, provided that any voting capital stock owned or controlled by Irving E. Schottenstein or his spouse with respect to trusts for the benefit of Gary L. Schottenstein or Linda S. Fisher or the respective spouse, children or grandchildren of Gary L. Schottenstein or Linda S. Fisher shall be excluded from any calculation of stock ownership or control for all purposes of this clause (b); or (c) none of Irving E. Schottenstein, Robert Schottenstein or Steven Schottenstein shall be Chairman of the Board or President of the Borrower.

         CHANGE OF CONTROL OFFER. See Section 3.5.

         CHANGE OF CONTROL PAYMENT DATE. See Section 3.5.

         CLOSING DATE. The date on which all of the conditions set forth in
Section 8 shall have been satisfied by the Borrower.

         CODE. The Internal Revenue Code of 1986, as amended.

         COMMITMENT. With respect to each Lender, the amount set forth on
SCHEDULE 1 hereto as the amount of such Lender's Commitment Percentage of the aggregate principal amount of the Loans from time to time outstanding.

         COMMITMENT PERCENTAGE. With respect to each Lender, the percentage set forth on SCHEDULE 1 hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders.

         COMMONLY CONTROLLED ENTITY. An entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code.

         CONSOLIDATED EARNINGS. At any date, the amount which would be set forth opposite the caption "net income" (or any like caption) in a consolidated statement of income or operations of the Borrower and its Subsidiaries at such date prepared in accordance with GAAP.

         CONSOLIDATED INTEREST EXPENSE. For any period, interest expense on Indebtedness of the Borrower and its Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP.

         CONSOLIDATED INTEREST INCURRED. For any rolling 12 month period, all interest incurred during such period on outstanding Indebtedness of the Borrower and its Subsidiaries irrespective


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of whether such interest is expensed or capitalized by the Borrower or its
Subsidiaries, in each case determined on a consolidated basis.

         CONSOLIDATED LIABILITIES. At any date Consolidated Liabilities shall mean the total of all amounts which would be properly classified as liabilities in a consolidated balance sheet of the Borrower and its Subsidiaries at such date prepared in accordance with GAAP, including without limitation deferred income taxes and capital lease obligations, if any.

         CONSOLIDATED TANGIBLE NET WORTH. At any date Consolidated Tangible Net Worth shall be the excess, if any, of the total amount of assets over the total amount of liabilities, deferred credits and minority interests, as the same would appear in a consolidated balance sheet of the Borrower and its Subsidiaries at such date prepared in accordance with GAAP, less the book value of all intangible assets, determined in accordance with GAAP.

         CONSTRUCTION BONDS. Bonds issued by surety bond companies for the benefit of, and as required by, municipalities or other political subdivisions to secure the performance by the Borrower, M/I Homes, Inc. or M/I Homes Construction, Inc. of their respective obligations relating to lot improvements and subdivision development and completion.

         CONTINGENT OBLIGATION. As to any Person, any reimbursement obligation (including obligations to reimburse the banks under the Senior Credit Agreement for draws on letters of credit) of such Person in respect of drafts that may be drawn under letters of credit, any reimbursement obligations of such Person in respect of surety bonds (including reimbursement obligations in respect of Construction Bonds), and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations primarily to pay money ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or
(d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include (A) endorsements of instruments for deposit or collection in the ordinary course of business, (B) Mortgage Loan Repurchase Obligations, or (C) obligations under lot purchase contracts entered into in the ordinary course of business.

         CONTRIBUTION AGREEMENT. That certain Contribution Agreement dated of even date herewith, but not intended to be effective until the Extension Effective Date, among the Borrower, the Guarantors and each additional Guarantor which may hereafter become a party thereto.

         DEFAULT. See Section 9.1.

         DEVELOPED LOTS. Developed Lots shall mean (a) all residential lots with respect to which (i) development has been completed to such an extent that permits that allow use and construction, including building, sanitary sewer and water, could be obtained for a detached or


                                       4
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attached single family house (including a townhouse condominium building or condominium building) on each such lot, and (ii) Start of Construction has not occurred; and (b) all lots zoned for commercial use that have sewer and water available for use at such lots. The value of Developed Lots shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP; provided, however, that the total value (calculated in accordance with GAAP) of commercial lots constituting Developed Lots shall not exceed $2,500,000 at any one time.

         DISTRIBUTION. With respect to any Person, the declaration or payment of any cash, property, securities, dividend or distribution on or in respect of any Capital Stock or in respect of any warrants, options or other rights other than dividends or distributions payable solely in common stock of such Person; the purchase, redemption, exchange or other acquisition or retirement of any Capital Stock, whether now or hereafter outstanding, directly or indirectly through a Subsidiary or Affiliate of such Person or otherwise, whether in cash, property, securities or in obligations of such Person; the return of capital by such Person to its shareholders or partners as such; the setting aside of any of the assets of a Person to accomplish any of the foregoing; or any other distribution on or in respect of any shares of any Capital Stock.

         DOLLARS OR $. Dollars in lawful currency of the United States of America.

         DOMESTIC LENDING OFFICE. Initially, the office of each Lender designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

         DRAWDOWN DATE. The date on which the Loans are made or are to be made, and the date on which the Loans are converted to a Loan of a different type. For the purposes of this Agreement, the initial Drawdown Date shall occur upon the Extension Effective Date, subject to satisfaction of the conditions set forth in
Section 2.1, when the "Loans" (as defined in the Existing Credit Agreement) are extended.

         EBITDA. For any rolling 12 month period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period of (a) Consolidated Earnings, PLUS (b) charges against income for federal, state and local income taxes, PLUS (c) Consolidated Interest Expense, PLUS (d) depreciation and amortization expense, PLUS (e) extraordinary losses EXCLUSIVE of any such losses that are attributable to the write-down or other downward revaluation of assets (including the establishment of reserves), MINUS (x) interest income, MINUS (y) all extraordinary gains.

         ELIGIBLE DEVELOPED LOTS SOLD. Eligible Developed Lots Sold shall mean all Developed Lots which the Borrower, M/I Homes, Inc. or M/I Homes Construction, Inc. has recorded as sold in accordance with its usual accounting practices to any Person other than an Affiliate or Subsidiary of the Borrower. The value of Eligible Developed Lots Sold shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by Eligible Developed Lots Sold and which is Permitted Indebtedness.

         ELIGIBLE DEVELOPED LOTS UNSOLD. Eligible Developed Lots Unsold shall mean all Developed Lots which the Borrower has not recorded as sold in accordance with its usual accounting practices, or which the Borrower, M/I Homes, Inc. or M/I Homes Construction, Inc.


                                       5
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has recorded as sold to an Affiliate or Subsidiary of the Borrower. The value of
Eligible Developed Lots Unsold shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by Eligible Developed Lots Unsold and which is Permitted Indebtedness.

         ELIGIBLE MODEL HOUSES. Eligible Model Houses shall mean (a) all completed detached or attached single family houses (including townhouse condominiums and condominiums) which are being used by the Borrower, M/I Homes, Inc. or M/I Homes Construction, Inc. as sales models, and the lots on which such houses are located, and (b) detached or attached (including townhouse condominiums and condominiums) single family houses for which there has been a Start of Construction which upon completion will be used by Borrower, M/I Homes, Inc. or M/I Homes Construction, Inc. as sales models, and the lots on which such houses are located. The value of Eligible Model Houses shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP except for the costs of any furnishings, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by any Eligible Model Houses and which is Permitted Indebtedness; provided, however, that (x) the aggregate value of attached (including townhouse condominiums and condominiums) single family homes constituting Eligible Model Houses shall not exceed $8,000,000, and (y) the aggregate value of all Eligible Model Houses shall not exceed $50,000,000.

         ELIGIBLE MORTGAGE LOAN. At any date an original (not a rewritten or renewed) loan evidenced by a note and secured by a first mortgage on residential real property which (a) M/I Financial Corp. has made to enable a natural person or persons to purchase a home from the Borrower, any Subsidiary of the Borrower or another Person that is substantially completed, (b) is not more than 60 days old as determined by the date of the note which evidences such loan, and (c) is subject, or M/I Financial Corp. reasonably believes is subject, to a Purchase Commitment; provided, however, that the amount of Eligible Mortgage Loans consisting of loans made by M/I Financial Corp. for the purchase of homes from any Person other than the Borrower or any Subsidiary of the Borrower shall not, in the aggregate at any one time outstanding, exceed the amount of $7,000,000.00.

         ELIGIBLE PRODUCTION INVENTORY. Eligible Production Inventory shall mean all detached or attached (including townhouse condominiums and condominiums) single family houses which are completed (including Speculative Houses but excluding Eligible Model Houses and Rental Houses, if any) or for which there has been a Start of Construction (including Speculative Houses but excluding Eligible Model Houses and Rental Houses, if any), and the lots on which such houses are located. The value of Eligible Production Inventory shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by any Eligible Production Inventory and which is Permitted Indebtedness; provided that the cost of obtaining commitments for financing terms to be provided to the buyers of Eligible Production Inventory shall be excluded.

         ELIGIBLE RAW LAND AND LAND UNDER DEVELOPMENT. Eligible Raw Land and Land Under Development shall mean all land other than land included in the definition of Eligible Model Houses, Rental Houses (if any), Eligible Production Inventory, Eligible Developed Lots Sold or Eligible Developed Lots Unsold. The value of Eligible Raw Land and Land Under Development shall be calculated in accordance with GAAP and shall include all associated costs required to be



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capitalized in accordance with GAAP, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by any Eligible Raw Land and Land Under Development and which is Permitted Indebtedness.

         ENVIRONMENTAL LAWS. At any date, all provisions of law, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of the environment, the air, the waters and ground water contamination.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         EVENT OF DEFAULT. See Section 9.1.

         EXISTING CREDIT AGREEMENT. As defined in the recitals.

         EXISTING SUBORDINATED NOTE. The "Notes" delivered pursuant to the Existing Credit Agreement.

         EXTENSION EFFECTIVE DATE. August 29, 2004, the scheduled maturity date of the loans under the Existing Credit Agreement.

         FANNIE MAE. The Federal National Mortgage Association, or any successor thereto.

         FEDERAL FUNDS EFFECTIVE RATE. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         FLEET. As defined in the preamble hereto.

         GAAP. Generally accepted accounting principles in the United States of America as in effect at the time any determination is made or financial statement is required hereunder as promulgated by the American Institute of Certified Public Accountants, the Accounting Principles Board, the Financial Accounting Standards Board or any other body existing from time to time which is authorized to establish or interpret such principles, applied on a consistent basis throughout any applicable period, subject to any change required by a change in GAAP; provided, however, that if any change in generally accepted accounting principles from those applied in preparing the financial statements referred to in Section 5.3 hereof affects the calculation of any financial covenant contained herein, the Borrower, the Agent and the Lenders hereby agree to amend this Agreement to the effect that each such financial covenant is not more or less restrictive than such covenant as in effect on the date hereof using generally accepted accounting principles consistent with those reflected in such financial statements.



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         GUARANTEED HNB JOINT VENTURES LETTERS OF CREDIT. That portion of the standby letters of credit (including joint venture letters of credit) issued by The Huntington National Bank for the account of joint ventures of which the Borrower is a partner pursuant to the HNB Joint Ventures Letter of Credit Agreement that the Borrower has guaranteed in accordance with the terms of the HNB Joint Ventures Letter of Credit Agreement.

         GUARANTORS. Collectively, each of the entities initially a party to the Guaranty, and each other Person as shall become a party thereto as provided in this Agreement, and individually any one of them.

         GUARANTY. The Guaranty Agreement dated of even date herewith, but effective as provided therein, made by the Guarantors in favor of Agent and the Lenders, as the same may be modified or amended, such Guaranty to be in form and substance satisfactory to the Agent.

         HAZARDOUS SUBSTANCES. Hazardous Substances shall mean any hazardous waste, hazardous substances, pollutant, contaminant, toxic substance, oil, hazardous material or other chemical or substance regulated by any Environmental Law.

         HNB JOINT VENTURES LETTER OF CREDIT AGREEMENT. The Agreement to Issue Letters of Credit dated as of June 8, 1994 between The Huntington National Bank and the Borrower, as amended by that certain First Amendment to the Agreement to Issue Letters of Credit dated September 29, 1995, as amended from time to time.

         INCREASE REQUEST. See Section 2.5.

         INDEBTEDNESS. As to any Person, at a particular time, (a) indebtedness for borrowed money or for the deferred purchase price of property or services (including without limitation any such indebtedness which is non-recourse to the credit of such Person but is secured by assets of such Person) other than current (due and payable within 12 months or less), unsecured obligations for operating expense items incurred in the ordinary course of business, (b) any other indebtedness evidenced by promissory notes or other debt instruments, (c) obligations under material leases which shall have been or should be, in accordance with GAAP, recorded as capitalized leases, (d) indebtedness arising under acceptance facilities, (e) indebtedness arising under unpaid reimbursement obligations (including obligations to reimburse the banks under the Senior Credit Agreement for draws made under letters of credit) in respect of all drafts actually drawn under letters of credit (including letters of credit issued pursuant to or contemplated by the Senior Credit Agreement) issued for the account of such Person, (f) indebtedness arising under unpaid reimbursement obligations in respect of all payments actually made under surety bonds (including payments actually made under Construction Bonds), and (g) the incurrence of withdrawal liability under Title IV of ERISA by such Person or a Commonly Controlled Entity to a Plan.

         INTEREST PAYMENT DATE. The first day of each calendar month during the term of the Loans, with the first Interest Payment Date being October 1, 2004 (which shall include the period from the Extension Effective Date to October 1, 2004).

         INTEREST PERIOD. With respect to the LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one month thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding


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Interest Period applicable to such Loan and ending one month thereafter;
PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

                             (i) if any Interest Period with respect to a LIBOR
Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next succeeding LIBOR Business Day, unless such next succeeding LIBOR Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day as determined conclusively by the Agent in accordance with the then current bank practice in London; and

                             (ii) no Interest Period relating to the LIBOR Rate
Loan shall extend beyond the Maturity Date.

         INTEREST RATE SWAP. The Master Agreement dated as of August 21, 2001 between Borrower and Fleet hedging the variable interest rate under this Agreement, and all supporting schedules and confirmations thereof. A copy of such agreement is attached hereto as EXHIBIT C.

         INVESTMENTS. With respect to any Person, all shares of Capital Stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business or assets of any other Person and commitments and options to make such purchases, all interests in real property other than land and lots acquired in the ordinary course of business, and all other investments; PROVIDED, HOWEVER, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         INVESTMENTS IN JOINT VENTURES. Investments in Joint Ventures shall mean Investments in joint ventures that are general partnerships, limited partnerships, limited liability companies, corporations or any other business association formed for the purpose of acquiring land, the majority of which land is zoned residential and is to be developed into residential lots for attached or detached single family housing (including a townhouse condominium building or condominium building), and/or performing such development. The value of Investments in Joint Ventures shall be calculated in accordance with GAAP.

         JOINDER AGREEMENTS. The Joinder Agreements executed by a Person which becomes a Guarantor pursuant to Section 6.13 and accepted by Agent, each such agreement to be in the form of EXHIBIT D hereto and made a part hereof.

         JUDICIAL PROCEEDINGS. See Section 10.1(b).

         LENDERS. Fleet, Bankers Trust and any other Person who becomes an assignee of any rights of a Lender pursuant to Section 13.1 (but not including any participant described in Section 13.4).

         LIBOR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in the London interbank market.

         LIBOR LENDING OFFICE. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining a LIBOR Rate Loan.

         LIBOR RATE. As applicable to any Interest Period for the LIBOR Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/32nd of one percent) as determined on the basis of the offered rates for deposits in Dollars, for the period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two
(2) LIBOR Business Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) LIBOR Business Days prior to the beginning of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period. In the event that Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate pursuant to a LIBOR Rate Loan cannot be determined and the provisions of Section 4.4 shall apply. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Agent, then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

         LIBOR RATE LOAN. The Loans when bearing interest calculated by reference to the LIBOR Rate.

         LIEN. Any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, encumbrance, lien (statutory or other), preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the authorized filing by or against a Person of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction). A restriction, covenant, easement, right of way, or similar encumbrance affecting any interest in real property owned by the Borrower and which does not secure an obligation to pay money is not a Lien.

         LOAN DOCUMENTS. This Agreement, the Guaranty, the Notes and the Joinder Agreements.

         LOANS. The aggregate Loans to be made by the Lenders hereunder. For the purpose of this Agreement, the "Loans" (as defined in the Existing Credit Agreement) as extended shall be evidenced by the Notes and governed hereby upon the satisfaction of the conditions set forth in Section 2.1.

         MAJORITY HOLDERS. As of any date, the Lender or Lenders whose aggregate Commitment Percentage of the outstanding principal balance of the Notes is equal to or greater than sixty percent (60%).

         MATERIAL ADVERSE EFFECT. Material adverse effect on (a) the business, properties, operations, income, assets or conditions, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, or (b) the ability of the Borrower to perform or (as a result of action taken by the Borrower or any Subsidiary) the ability of the Agent or the Lenders to enforce any obligation or liability under the Loan Documents or any of them.

         MATURITY DATE. August 29, 2006.

         M/I ANCILLARY BUSINESSES. Businesses that are corporations, limited partnerships, limited liability partnerships or limited liability companies which are engaged solely in activities reasonably related to the sale and closing of single family housing and the residential mortgage banking business and in which the Borrower or any Subsidiary has an investment or other interest, provided that such investment or other interest shall be as (a) a shareholder if the business is a corporation, (b) a limited partner if the business is a limited partnership, (c) a limited liability partner if the business is a limited liability partnership, or (d) a limited liability member if the business is a limited liability company.

         M/I FINANCIAL CORP. M/I Financial Corp., an Ohio corporation.

         M/I FINANCIAL CORP. LOAN AGREEMENT. The Revolving Credit Agreement effective as of May 3, 2001, by and among M/I Financial Corp., the Borrower and Guaranty Bank, as the same may be extended, renewed, refinanced or replaced from time to time.

         M/I HOMES, INC. M/I Homes, Inc., an Arizona corporation.

         M/I HOMES CONSTRUCTION, INC. M/I Homes Construction, Inc., an Arizona corporation.

         MORTGAGE LOAN REPURCHASE OBLIGATIONS. Those obligations (as more particularly described in this definition) of M/I Financial Corp. under a Purchase Commitment to repurchase (a) Eligible Mortgage Loans, and (b) first mortgage loans that are not Eligible Mortgage Loans solely because either (i) the mortgagor did not purchase from Borrower the home subject to such mortgage loan, or (ii) such mortgage loan is more than 60 days old, as determined by the date of the note which evidences such loan at the time of the purchase of the mortgage loan by a secondary market lender pursuant to a Purchase Commitment; provided, the obligations to repurchase the mortgage loans described in clauses (a) through (b) of this definition shall exist only if (A) such mortgage loans do not meet for any reason, the investor guidelines regarding loan origination, loan processing or loan closing and regarding underwriting criteria for such Purchase Commitment, or defects are noted in origination, processing or closing of mortgage loans by investor, (B) M/I Financial Corp. or its employees engage in any fraudulent conduct or misrepresentation, (C) the mortgagor fails to make timely payment of any of the first, second, third or fourth installments due under such mortgage loan, and such delinquency remains uncured for a period of more than 30 days or results in a foreclosure action, (D) the mortgagor fails to make timely payment of two or more monthly installments within six months from the date such mortgage loan is purchased by such secondary market lender, (E) the mortgagor engages in fraudulent conduct or misrepresentation, or (F) with respect to mortgage loans issued pursuant to the North Carolina Housing Finance Authority bond programs, the mortgagor fails to make timely payment of the first installment due under such mortgage loans.

         NOTE REGISTER. See Section 13.2.

         NOTES. Collectively, the Floating Rate Senior Subordinated Note, to be dated the Extension Effective Date, made by the Borrower to the order of Lenders in the aggregate principal face amount of $50,000,000 (as such amount may be increased as provided in Section 2.5), and each other Note executed and delivered by the Borrower in exchange or replacement for such Note pursuant to this Agreement.

         OFFICE BUILDING. The office building constructed by the Office Building Limited Liability Company on Morse Road in Columbus, Ohio in which the Borrower is a tenant.

         OFFICE BUILDING LIMITED LIABILITY COMPANY. Northeast Office Venture, Limited Liability Company, formed under Delaware law, the ownership interest of which is 100% in the Borrower, the purpose of which limited liability company is for the construction and operation of the Office Building.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         PERMISSIBLE SECURITIES. See Section 10.1(c).

         PERMITTED INDEBTEDNESS. Indebtedness in respect of capitalized lease obligations and purchase money obligations, provided that if such Indebtedness is secured (it being agreed that such Indebtedness need not be secured) (a) the Liens securing such Indebtedness do not at any time encumber any property other than the property financed by such secured Indebtedness, and (b) the Indebtedness secured thereby shall not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and provided further that the aggregate amount of any such Indebtedness (whether secured or unsecured) at any one time outstanding by the Borrower and its Subsidiaries shall not exceed $15,000,000.00 on a consolidated basis.

         PERMITTED INVESTMENTS. The making or commitment to make any advance, loan, extension of credit or capital contribution to, or purchase of stock, bonds, note, debenture or other security of, or make any other Investment in, any Person, in any or all of the following:

                      (a) Investments in Cash Equivalents;

                      (b) extensions of credit in connection with the sale of land, secured by land sold, which do not exceed in the aggregate $10,000,000 at any one time outstanding and which have a maximum maturity of five years;

                      (c) loans and advances to officers and employees of the Borrower or its Subsidiaries, to other Persons in the ordinary course of business or as permitted by the internal rules of the Borrower, which do not exceed in the aggregate $2,000,000 at any one time outstanding;

                      (d) any Investments in M/I Financial Corp. or any other Subsidiary now in existence or hereafter created which is wholly-owned and controlled by the Borrower;

                      (e) first mortgage loans made in the ordinary course of M/I Financial Corp.'s business to natural persons for the purchase of residential real property;

                      (f) second mortgage loans made in the ordinary course of M/I Financial Corp.'s business to natural persons for the purchase of residential real property, provided that such second mortgage loans shall be made only in connection with a specific financing program to natural persons who have a first mortgage loan from M/I Financial Corp. with respect to the same real property;

                      (g) first mortgage loans made in the ordinary course of M/I Financial Corp.'s business to natural persons for the purpose of refinancing an existing first mortgage loan;

                      (h) Investments by M/I Financial Corp. made in the ordinary course of business in the stock of Fannie Mae to the extent required for M/I Financial Corp. to sell mortgages to Fannie Mae;

                      (i) Investments by M/I Financial Corp. in the ordinary course of its business in standard instruments hedging against interest rate risk incurred in the origination and sale of mortgage loans, in each case matching a hedging instrument or instruments to specific mortgages or groups of mortgages, but in no event including investments in future contracts, options contracts or other derivative investment vehicles acquired as independent investments;

                      (j) Investments in the Office Building Limited Liability Company specifically for the purpose of constructing, owning and operating the Office Building;

                      (k) Investments in, advances to, and contingent obligations related to the obligations of, the M/I Ancillary Businesses in an amount not to exceed $500,000 in the aggregate; and

                      (l) Loans or advances to Borrower from any wholly-owned Subsidiary.

         PERSON. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         PLAN. Any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

         PURCHASE COMMITMENT. A commitment from a secondary market lender, pursuant to an agreement with M/I Financial Corp., either with respect to a particular mortgage loan or with respect to mortgage loans meeting specified criteria, to purchase such mortgage loan or loans without recourse (except for Mortgage Loan Repurchase Obligations) for an amount not less than the difference of (a) the face amount of the note evidencing such mortgage loan(s), minus (b) the sum of (i) the points agreed upon between M/I Financial Corp. and such secondary market lender, and (ii) the amount of funds (for example, without limitation, escrow funds and origination fees), other than points received by M/I Financial Corp. at the loan closing from the mortgagor.

         RECORD. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by Agent with respect to any Loan referred to in such Note.

         RENTAL HOUSES. Rental Houses shall mean (a) all completed detached or attached (including townhouse condominiums and condominiums) single family houses which are rented to third parties or held for rental by the Borrower or which were previously so held and are currently held for sale, and (b) detached or attached (including townhouse condominiums and condominiums) single family houses for which there has been a Start of Construction which upon completion will be rented to third parties or will be held for rental by the Borrower. The value of Rental Houses shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP.

         REPORTABLE EVENT. Any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

         RESERVE PERCENTAGE. For any day with respect to the LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves (including, without limitation, all base, supplemental, marginal and other reserves) under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

         SEC. The federal Securities and Exchange Commission.

         SENIOR CREDIT AGREEMENT. The Revolving Credit Loan, Swingline Loan and Standby Letter of Credit Agreement effective as of August 23, 2000 by and among the Borrower, M/I Homes, Inc., Bank One, N.A., individually and as agent, The Huntington National Bank, National City Bank, SunTrust Bank, Firstar Bank, N.A., AmSouth Bank, Fifth Third Bank,

Central Ohio, Fleet, Comerica Bank and PNC Bank, National Association, as the same may be amended, modified, extended, renewed, refinanced or replaced from time to time.

         SENIOR DEBT. Senior Debt shall mean all Indebtedness for money borrowed by the Borrower, before or after the date of the Notes, created or evidenced by notes or similar instruments executed and delivered pursuant to (a) the Senior Credit Agreement up to the sum of an aggregate principal Indebtedness thereunder, including reimbursement obligations relating to drawn letters of credit issued or outstanding pursuant thereto (and including any obligations with respect to letters of credit issued or outstanding pursuant thereto but which are undrawn), not exceeding $450,000,000.00, of which not more than $50,000,000.00 shall pertain to reimbursement obligations relating to drawn letters of credit that were issued or outstanding pursuant to the Senior Credit Agreement (and including any obligations with respect to letters of credit issued or outstanding pursuant thereto but which are undrawn), (b) the M/I Financial Corp. Loan Agreement up to an aggregate principal Indebtedness thereunder not exceeding $40,000,000.00, (c) Indebtedness incurred solely with respect to Construction Bonds or completion guaranties delivered to municipalities or other political subdivisions to secure the Borrower's performance of obligations related to lot improvements and subdivision development and completion and which are not obligations for borrowed money, and
(d) any other Indebtedness for money borrowed by the Borrower, before or after the date of the Notes, created or evidenced by notes, bonds, debentures or other similar instruments or by loan agreement under which the Indebtedness is reflected in a loan account (but excluding any trade debt) in an aggregate principal amount not to exceed $25,000,000.00, and amendments, renewals, modifications, extensions and refundings (but specifically excluding any increases over the limits set forth above) of any such Indebtedness; provided, however, that in no event shall any of such Indebtedness be considered as "Senior Debt" hereunder if in any instrument or instruments evidencing or securing the same or pursuant to which the same are outstanding, or under any such amendment, renewal, extension or refunding, it is provided that such Indebtedness is not superior in right of payment to the Notes or that such Indebtedness is PARI PASSU with or junior in right of payment to the Notes. Senior Debt shall not include any Indebtedness that is payable to any Subsidiary or Affiliate of the Borrower, any director, officer or employee of any thereof, or pursuant to or in connection with any Investments in Joint Ventures; provided that Senior Debt may, subject to the limits set forth above, include Indebtedness of the Borrower to lenders that have extended credit or financing to joint ventures, partnerships or other permitted entities in which the Borrower has made Investments in Joint Ventures as permitted by this Agreement (including Indebtedness with respect to Guaranteed HNB Joint Ventures Letters of Credit).

         SHAREHOLDER'S EQUITY. At any date, the amount which would be set forth opposite the caption "Shareholders Equity" or "Stockholders Equity" (or any like caption) in a consolidated balance sheet of the Borrower and its Subsidiaries at any such date prepared in accordance with GAAP.

         SINGLE EMPLOYER PLAN. Any Plan which is not a Multiemployer Plan (as defined in ERISA).

         SPECULATIVE HOUSES. The aggregate value (which value shall be reduced by the then outstanding aggregate amount of Indebtedness secured by any Speculative Houses and which is Permitted Indebtedness) as determined in accordance with GAAP of: (a) all uncompleted houses for which there has been a Start of Construction except (i) Eligible Model Houses, (ii) Rental Houses, if any, and (iii) those which are less than nine months old as measured from the date on which construction was begun and are subject to valid noncontingent, except for financing, contracts of sale (A) to persons who are not Affiliates or Subsidiaries of the Borrower, and (B) that provide for closing within 30 days after completion; and (b) all completed houses except (i) Eligible Model Houses,
(ii) Rental Houses, if any, and (iii) those subject to valid noncontingent, except for financing, contracts of sale (A) to Persons who are not Affiliates or Subsidiaries of the Borrower, and (B) that provide for closing on or before the later of 60 days after the date of the contract or 30 days after completion of construction.

         START OF CONSTRUCTION. The commencement of the digging of the foundation or footer for a detached or attached single family house (including a townhouse condominium building or condominium building).

         SUBORDINATED INDEBTEDNESS. See Section 10.1(d).

         SUBSIDIARY. As to any Person, (a) a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, and with respect to the Borrower shall include all Subsidiaries of Subsidiaries of the Borrower, and (b) any other entity the accounts of which are consolidated with the accounts of the Borrower.

         SUPERIOR INDEBTEDNESS. See Section 10.1(e).

         UNCOMMITTED LAND. The aggregate value as determined in accordance with GAAP of: (a) Eligible Raw Land and Land Under Development, (b) Eligible Developed Lots Unsold, (c) the Borrower's pro rata share of land that constitutes part of Investments in Joint Ventures which is not subject to an agreement for sale, and (d) deposits for land purchases and purchase options.

         Section 1.2 RULES OF INTERPRETATION.

                     (a) A reference to any Loan Document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                     (b) The singular includes the plural and the plural includes the singular.

                     (c) A reference to any law includes any amendment or modification to such law.

                     (d) A reference to any Person includes its permitted successors and permitted assigns.

                     (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP.

                     (f) The words "include", "includes" and "including" are not limiting.

                     (g) Reference to a particular "Section " refers to that section of this Agreement unless otherwise indicated.

                     (h) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

         SECTION 2. EXTENSION OF EXISTING MATURITY DATE.

                    Section 2.1 EXTENSION OF EXISTING MATURITY DATE. The Lenders, subject to the satisfaction of the following conditions precedent on or prior to the Extension Effective Date, and effective on the Extension Effective Date, agree to extend the "Maturity Date" (as defined in the Existing Credit Agreement) of the "Loans" (as defined in the Existing Credit Agreement to the Maturity Date hereunder):

                                (a) REPRESENTATIONS; NO DEFAULT. Each of the
representations and warranties made by or on behalf of the Borrower or its Subsidiaries or the Guarantors contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the Extension Effective Date, with the same effect as if made at and as of that time (except to the extent that such representations and warranties relate expressly to an earlier date), and no "Default" or "Event of Default" (as defined in the Existing Credit Agreement) shall have occurred and be continuing, and no Default or Event of Default shall have occurred and be continuing or would exist upon the extension of the "Maturity Date" (as defined in the Existing Credit Agreement).

                                (b) RATIFICATION OF LOAN DOCUMENTS. Agent shall
have received from Borrower and Guarantors a ratification and reaffirmation of the Loan Documents in the form of EXHIBIT B attached hereto.

                                (c) SENIOR DEBT CONSENTS. The Agent shall have
received evidence satisfactory to the Agent that all consents of the holders of any portion of the Senior Debt which Agent in good faith believes are required in connection with the consummation and effectiveness of the transactions contemplated by the Loan Documents and the extension of the "Loans" under the Existing Credit Agreement as provided herein have been obtained.

                                (d) COMPLIANCE CERTIFICATE. A certificate in the
form of EXHIBIT E attached hereto and made a part hereof dated as of the Extension Effective Date executed by the principal financial or accounting officer of the Borrower (i) demonstrating compliance with each of the covenants described in Section 6.12, Section 7.1, Section 7.3, Section 7.4, Section 7.5,
Section 7.6 and Section 7.7 (as the same will be in effect assuming the conditions in this Section 2.1 are satisfied) as of the most recent fiscal quarter end for which the Borrower has provided financial statements under
Section 5.3 or under the Existing Credit Agreement adjusted in the best good faith estimate of the Borrower as of the Extension Effective Date, together with such evidence as the Agent may reasonably require of the amount of outstanding voting capital stock of the Borrower owned or controlled by the Persons described in clause (b) of the definition of the term "Change of Control" as of August 29, 1997 and on the Extension Effective Date, and (ii) stating that the requirements of Section 2.1 have been satisfied, shall have been delivered to the Agent.

                                (e) EXISTING SUBORDINATED NOTE. In the event
that the outstanding principal amount of the Existing Subordinated Note shall be less than $50,000,000.00, Borrower shall have paid to Agent any amounts payable pursuant to Section 3.3 and shall have executed and delivered to Agent for the benefit of the Lender replacement notes in the aggregate amount of the Loans, as extended.

                                (f) ADDITIONAL GUARANTORS. Any Persons that are
required to be Guarantors hereunder shall have executed and delivered to Agent a Joinder Agreement, and shall have delivered the other matters required pursuant to Section 6.13.

Notwithstanding anything herein to the contrary, the agreement of the Lenders under this Section 2.1 shall no longer be effective upon the occurrence and during the continuance of an "Event of Default" (as defined in the Existing Credit Agreement) that is not waived in writing in accordance with the Existing Credit Agreement. In addition to the remedies under the Existing Credit Agreement, upon the occurrence and during the continuance of an "Event of Default" (as defined in the Existing Credit Agreement) that is not waived in writing in accordance with the Existing Credit Agreement, the Agent may terminate any and all other obligations of the Lenders and Agent to Borrower under the Loan Documents.

                    Section 2.2 NOTES. Upon the satisfaction of the conditions set forth in Section 2.1, the "Loans" (as defined in the Existing Credit Agreement) shall be extended as provided herein, and shall be deemed Loans under this Agreement, evidenced by the Notes and governed by this Agreement. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT A hereto (collectively, the "Notes"), dated as of the Extension Effective Date and completed with appropriate insertions. One Note shall be payable to the order of each Lender in the principal amount equal to such Lender's Commitment, plus interest accrued thereon, as set forth below. Any reduction in the outstanding principal amount of the Existing Subordinated Note as permitted hereunder shall be allocated among the Lenders in accordance with their Commitment Percentages. The Borrower irrevocably authorizes the Agent to make or cause to be made, at or about the time of receipt of any payment of principal thereof, an appropriate notation on the Agent's Record reflecting the receipt of such payment. The outstanding amount of the Loans set forth on the Agent's Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to each Lender, but the failure to record, or any error in so recording, any such amount on the Agent's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

                    Section 2.3 [INTENTIONALLY OMITTED].

                    Section 2.4 COMMITMENT FEE. In consideration of Fleet entering into this Agreement, the Borrower agrees to pay to Fleet a commitment fee as set forth in that certain Agreement Regarding Fees dated of even date herewith between the Borrower and Fleet, which fee shall be fully earned and nonrefundable as provided therein. Fleet shall pay a fee to Bankers Trust in accordance with their separate agreement. Notwithstanding the foregoing, in the event that the Lenders refuse to extend the "Maturity Date" under the Existing Credit Agreement as required herein but the Borrower has satisfied each of the conditions in this Agreement to such extension, then such commitment fee shall be refunded to Borrower by the Lenders severally to the extent any portion of such fee has been received by such Lender unless such extension is also a part of the remedy granted to Borrower.

                    Section 2.5 INCREASE OF LOANS.

                                (a) Provided that no Default or Event of Default
shall occur and be continuing, the Borrower may by giving written notice to the Agent, subject to the terms and conditions set forth in this Agreement, request that Lenders increase the Loans after the Extension Effective Date by $25,000,000.00 to a total Commitment of $75,000,000.00 (the "Increase Request"). The Agent shall promptly provide a copy of such notice to each of the Lenders. The Increase Request shall not be deemed approved unless approved by the Agent, such approval not to be unreasonably withheld. The Borrower acknowledges and agrees that the Agent has no agreement or obligation to approve an Increase Request at any time. The request by the Borrower for the increase of the Loans shall constitute a representation and warranty by the Borrower that all the conditions set forth in this Section shall have been satisfied on the date of such request. Any increase in the Loans shall be allocated among the Lenders (including new Lenders) as approved by such Lender in its sole discretion and in such manner as Agent shall determine.

                                (b) In the event that the Increase Request is
approved as provided above, such approval shall be further conditioned upon satisfaction of the following conditions precedent with must be satisfied prior to the effectiveness of any increase:

                                    (i) PAYMENT OF FEE. The Borrower shall pay
to the Agent such fees as Agent and the Lenders may require to increase the Loans which fees shall, when paid, be fully earned and non-refundable under any circumstances. The Agent shall pay the Lenders certain fees pursuant to their separate agreement; and

                                    (ii) NO DEFAULT. On the date such Increase
Notice is given, and on the date such increase is to become effective, there shall exist no Default or Event of Default; and

                                    (iii) REPRESENTATIONS AND WARRANTIES. The
representations and warranties made by the Borrower or the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower or any of its Subsidiaries or the Guarantors in connection therewith or after the date thereof shall have been true and correct in all respects, when made and shall also be true and correct in all respects on the date of such increase (except to the extent that such representations and warranties relate expressly to an earlier date); and

                                    (iv) ADDITIONAL DOCUMENTS AND FEES. The
Borrower shall pay to the Agent for the account of the Lenders in accordance with their separate agreement such additional fees as may be required as a condition to the approval of the Increase Request. The Borrower shall also execute and deliver to Agent and Lenders such additional documents, amendments (including any amendments required by Agent to Section 3.3 hereof), instruments, certifications, consents (including without limitation consents from holders of the Senior Debt) and opinions as the Agent may require in its sole and absolute discretion; and

                                    (v) ASSIGNMENTS. One or more Lenders or
potential assignees shall have agreed to acquire the increase of the Loans.

                                (c) Upon satisfaction of the terms and
conditions set forth above, such requested amount shall become a part of the Commitment and be available to be disbursed subject to the terms of this Agreement.

         SECTION 3. PAYMENT OF THE NOTES.

                    Section 3.1 STATED MATURITY. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the principal balance of the Notes, outstanding on such date, together with any and all accrued and unpaid interest thereon.

                    Section 3.2 INTEREST ON NOTES.

                                (a) Each LIBOR Rate Loan shall bear interest for
the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of three and three-tenths percent (3.3%) plus the LIBOR Rate determined for such Interest Period.

                                (b) Each Base Rate Loan shall bear interest for
the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the sum of one percent (1%) plus the Base Rate; provided that a Loan shall only bear interest as a Base Rate Loan under the circumstances described in Section 4.4 and Section 4.5.

                                (c) The Borrower promises to pay interest on the
Notes in arrears on each Interest Payment Date with respect thereto.

                    Section 3.3 OPTIONAL PREPAYMENTS.

                                (a) The Borrower shall have the right, at its
election, to prepay the outstanding principal amount of the Notes, as a whole or in part, at any time, PROVIDED (i) written notice of such prepayment specifying the date of prepayment is received by Agent not more than sixty (60) days and not less than twenty (20) days prior to the date of such prepayment, (ii) such prepayment is received on an Interest Payment Date and is accompanied by all interest accrued hereunder on the principal amount prepaid and all other sums due hereunder or under the other Loan Documents as of the date of such prepayment, and (iii) Agent is paid a breakage amount calculated as follows:

                                    (A)   The "Rate Differential" shall be an
                                          interest rate per annum equal to the
                                          sum of (1) 9.65% MINUS (2) the
                                          Treasury Constant Maturity Yield Index
                                          published during the second full week
                                          preceding the date on which such
                                          breakage amount is payable for
                                          instruments having a maturity
                                          coterminous with the Maturity Date,
                                          plus (b) fifty (50) basis points (but
                                          in no event shall the Rate
                                          Differential be less than zero).
                                          "Treasury Constant Maturity Yield
                                          Index" shall mean the average yield
                                          for "This Week" as reported by the
                                          Federal Reserve Board in Federal
                                          Reserve Statistical Release H.15
                                          (519). If there is no Treasury
                                          Constant

                                          Maturity Yield Index for instruments
                                          having a maturity coterminous with the
                                          Maturity Date, then the index shall be
                                          equal to the yield to maturity of the
                                          Treasury Constant Maturity Yield
                                          Indices with maturities next longer
                                          and shorter than such remaining
                                          average life to the Maturity Date,
                                          calculated by interpolating along the
                                          yield curve of such Treasury Constant
                                          Maturity Yield Indices in such manner
                                          as determined by the Agent in good
                                          faith to arrive at a Treasury Constant
                                          Maturity Yield Index that would be
                                          payable on an instrument having a
                                          maturity coterminous with the Maturity
                                          Date (and rounding upward to the
                                          nearest whole multiple of 1/100 of 1%
                                          per annum);

                                    (B)   The principal amount prepaid shall be
                                          multiplied by the Rate Differential,
                                          and such amount shall be referred to
                                          as the "Annual Breakage Amount", and
                                          the Annual Breakage Amount shall be
                                          divided by twelve (12), and such
                                          amount shall be referred to as the
                                          "Monthly Breakage Amount"; and

                                    (C)   The breakage amount shall be in an
                                          amount equal to the present value of
                                          the Monthly Breakage Amount, assuming
                                          such Monthly Breakage Amount is to be
                                          paid on each Interest Payment Date,
                                          from the later of (1) the date of such
                                          prepayment and (2) the Extension
                                          Effective Date, through and including
                                          the Maturity Date determined by
                                          discounting the same at an interest
                                          rate per month equal to 0.7925%.

An example of the calculation of the breakage amount is set forth on SCHEDULE
3.3 hereof.

                                (b) In the event that any breakage amount is due
hereunder, Agent shall deliver to the Borrower a statement not less than five
(5) days prior to the proposed date of prepayment setting forth the amount and determination of the breakage amount, and, provided that Agent shall have in good faith applied the formula described above, the Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Agent on any day preceding the date of such prepayment and prior to the delivery of such notice by Agent to the Borrower. No Lender shall be obligated or required to have actually reinvested the prepaid principal amount at the Treasury Constant Maturity Yield or otherwise as a condition to receiving the breakage amount.

                                (c) Each partial prepayment of the Notes shall
be in the amount of $10,000,000.00 or an integral multiple thereof.

                                (d) The breakage amount payable pursuant to this
Section 3.3 shall be first paid by Agent to Fleet with respect to breakage costs under the Interest Rate Swap, with the remainder distributed among the Lenders in accordance with their Commitment Percentages. Nothing in this Agreement shall limit the obligations of Borrower under the Existing Credit Agreement. The breakage amount payable pursuant to this Section 3.3(d) shall supersede and be in lieu of any breakage costs or termination payments payable by Borrower under the Interest Rate Swap.

                                (e) In the event that Borrower is entitled to
receive any payment upon any termination or breakage of the Interest Rate Swap, such amount shall be paid to the Agent for the benefit of the Lenders in accordance with their Commitment Percentages. Such payment shall be in consideration of the agreement of the Lenders set forth above in Section 3.3(d). If Borrower shall receive any such payments made under or with respect to the Interest Rate Swap, Borrower shall hold all such payments in trust for Agent, will not commingle such payments with other funds of Borrower, and will immediately pay and deliver in kind, all such payments directly to Agent for application by Agent in accordance with the applicable provisions of this Agreement.

                                (f) Without limiting any other provision of this
Agreement, the provisions of this Section 3.3 shall be effective upon the execution and delivery of this Agreement. In addition, (i) any prepayment or other payment of the Existing Subordinated Note (including without limitation, any prepayment as a result of a "Change of Control" (as defined in the Existing Credit Agreement)) or payment made or due and payable following an "Event of Default" (as defined in the Existing Credit Agreement), (ii) any failure or inability to Borrower to satisfy the conditions set forth in Section 2.1 on the Extension Effective Date, and (iii) any termination of the commitment of the Lenders pursuant to Section 2.1 in accordance with the terms thereof, shall be deemed a prepayment of the principal amount of the Notes for the purposes hereof for which breakage amounts shall be due as provided in Section 3.3(a). Borrower acknowledges and agrees that the Lenders have made a commitment to extend the "Maturity Date" (as defined in the Existing Credit Agreement) as provided in this Agreement, and that in reliance upon such Agreement, the Lenders have taken and will take certain actions in accordance with that commitment, including, without limitation, the execution of (and participation in) the Interest Rate Swap. As a bargained-for inducement to the Lenders to provide their commitment pursuant to Section 2.1 hereof and to Fleet to enter into the Interest Rate Swap, Borrower further has agreed to pay to the Lenders the breakage amounts as calculated pursuant to this Section 3.3, which the Borrower and the Lenders have agreed shall compensate the Lenders (including Fleet under the Interest Rate
Swap) in the event that $50,000,000 in principal balance of "Loans" under the Existing Credit Agreement are not extended pursuant to Section 2.1, and which shall supersede certain amounts which would be payable pursuant to the Interest Rate Swap as provided herein.

                                (g) The breakage amount provided above shall be
due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of the Notes is paid prior to the Maturity Date, whether such prepayment is voluntary or involuntary, even if such prepayment results from Lenders' exercise of its rights upon the occurrence of a Change of Control, an Event of Default and acceleration of the Maturity Date of the Notes, or the circumstances described in Section 3.3(f), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of the Notes with respect to which a breakage amount is due shall be effective unless such prepayment is accompanied by the breakage amount.

                    Section 3.4 APPLICATION OF PAYMENTS. Except as otherwise expressly provided herein, all payments shall first be applied to accrued but unpaid interest, next to breakage amounts, if any, and then to principal.

                    Section 3.5 PREPAYMENT UPON CHANGE OF CONTROL.

                                (a) In the event that there shall occur a
Change of Control of the Borrower, the Borrower shall offer to prepay (a "Change of Control Offer"), at the option of the Majority Holders, all of the Notes on the date specified in such notice that is no earlier than fifteen (15) days and no later than thirty (30) days after the date the notice pursuant to this section is mailed to the Agent and the Lenders (such specified date is hereinafter referred to as the "Change of Control Payment Date"), in an amount equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the Change of Control Payment Date and any breakage amount payable pursuant to Section 3.3. Such notice shall be provided to the Agent and the Lenders no later than fifteen (15) days after the occurrence of a Change of Control. The Borrower shall also deliver with the Change of Control Offer (i) a statement that if the Notes are not prepaid the Notes will continue to accrue interest, (ii) a statement that the Notes prepaid pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date, and (iii) the names of the Persons who have acquired an interest in the Borrower or become directors of the Borrower which has caused the Change of Control to occur, together with such further information concerning such Persons or circumstances as may be reasonably requested by the Agent or the Lenders.

                                 (b) To reject a Change of Control Offer, the
Agent shall on behalf of the Majority Holders deliver to the Borrower, on or before the fifth (5th) calendar day prior to the Change of Control Payment Date, written notice of the Majority Holder's rejection of such Change of Control Offer. Such written notice from the Agent shall be irrevocable. A failure by the Agent on behalf of the Majority Holders to reject the Change of Control Offer as provided herein shall be deemed an acceptance of the Change of Control Offer. In the event a Change of Control Offer shall be accepted in accordance with the terms hereof, the Borrower shall pay to the Agent for the account of the Lenders the prepayment amount payable with respect to the Notes on the applicable Change of Control Payment Date. Upon any such prepayment, the Lenders shall return the Notes to the Borrower.

                                 (c) The provisions of this Section 3.5 shall
apply to each and every circumstance in which a Change of Control may occur within the meaning of such term.

         SECTION 4. CERTAIN GENERAL PROVISIONS.

                    Section 4.1 FUNDS FOR PAYMENTS.

                                (a) All payments of principal, breakage amount,
if any, interest, commitment fees, extension fees, prepayment fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, at the Agent's Head Office, not later than 12:00 p.m. (Boston time) on the day when due, in each case in immediately available funds.

                                (b) All payments by the Borrower hereunder and
under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Lenders or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Documents, such additional amount in Dollars as shall be necessary to enable Agent or such Lender to receive the same net amount which the Agent or such Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Documents.

                    Section 4.2 COMPUTATIONS. All computations of interest on the Notes shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

                    Section 4.3 CONTINUATION OF LIBOR RATE LOANS. The LIBOR Rate Loan shall be continued as such upon the expiration of the Interest Period with respect thereto. There shall only be one (1) LIBOR Rate Loan outstanding.

                    Section 4.4 INABILITY TO DETERMINE LIBOR RATE. In the event that, prior to the commencement of any Interest Period relating to the LIBOR Rate Loan, the Agent shall determine in the exercise of its good faith business judgment that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders) to the Borrower and the Lenders. In such event, the LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Lenders to have the Loan be a LIBOR Rate Loan shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Lenders.

                    Section 4.5 ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Lender or its LIBOR Lending Office shall assert that it is unlawful, for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Lenders to have a Loan be a LIBOR Rate Loan shall forthwith be suspended and
(b) the LIBOR Rate Loan with respect to such Lender then outstanding shall be converted automatically to a Base Rate Loan on the last day of each Interest Period applicable to such LIBOR Rate Loan or within such earlier period as may be required by law. Notwithstanding the foregoing, before giving such notice, the applicable Lender shall designate a different lending office if such designation will void the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender.

                    Section 4.6 ADDITIONAL COSTS, ETC. Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                                (a) subject any Lender or the Agent to any tax,
levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Agent), or

                                (b) materially change the basis of taxation
(except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents, or

                                (c) impose or increase or render applicable any
special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

                                (d) impose on any Lender or the Agent any other
conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender's Commitment or any class of loans or commitments of which any of the Loans or such Lender's Commitment forms a part; and the result of any of the foregoing is

                                    (i) to increase the cost to any Lender of
making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment, or

                                    (ii) to reduce the amount of principal,
interest or other amount payable to such Lender or the Agent hereunder on account of such Lender's Commitment or any of the Loans, or

                                    (iii) to require such Lender or the Agent to
make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, provided that such Lender or the Agent, as applicable, has given Borrower notice of any such additional costs within 180 days after such Lender or Agent becomes aware of the additional costs for which payment is requested, the Borrower will, within fifteen (15) days of demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such Lender or the Agent shall determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Lender and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Lender or the Agent.

                    Section 4.7 CAPITAL ADEQUACY. If after the date hereof any Lender determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for such Lender or such Lender's holding company or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Lender or its parent holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's commitment to make Loans hereunder to a level below that which such Lender or its parent holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount setting forth such Lender's calculation thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                    Section 4.8 INTEREST ON OVERDUE AMOUNTS; LATE CHARGE. Overdue principal and (to the extent permitted by applicable law) interest on the principal balance of the Notes and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to five percent (5.0%) above the rate otherwise payable on the Notes until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to three percent (3%) of any amount of interest and/or principal payable on the principal balance of the Notes or any other amounts payable hereunder or under the Loan Documents, which is not paid by such Borrower within ten days of the date when due.

                    Section 4.9 CERTIFICATE. A certificate setting forth any amounts payable pursuant to Section 4.6, Section 4.7 or Section 4.8 and a brief explanation of such amounts which are due, submitted by any Lender or Agent to the Borrower, shall be conclusive in the absence of manifest error.

                    Section 4.10 LIMITATION ON INTEREST. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between the Borrower and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of the Notes or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Notes and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Notes, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Notes (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Lenders and the Agent.

         SECTION  5. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Agent and the Lenders as follows:

                     Section 5.1 CORPORATE AUTHORITY; ETC.

                                 (a) INCORPORATION; STANDING. The Borrower (i)
is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, (ii) has all requisite power to own its properties and conduct its business as now conducted and as presently contemplated and to perform all of its obligations under agreements to which it is a party, including this Agreement, and (iii) is in good standing as a foreign entity and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified in such jurisdiction would not have a Material Adverse Effect.

                                 (b) SUBSIDIARIES. Each of the Subsidiaries of
the Borrower (i) is a corporation, limited partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where a failure to be so qualified could have a Material Adverse Effect.

                                 (c) AUTHORIZATION. The execution, delivery and
performance of the Loan Documents to which the Borrower and the Guarantors are to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not conflict with any provision of the charter documents or code of regulations, of, or any agreement or other instrument binding upon, such Person or any of its Subsidiaries, and (v) do not and will not require the consent or approval of any person or entity or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with or the giving of any notice to, or the withholding of objection by, any court, agency, department, board, commission or other governmental authority.

                                 (d) ENFORCEABILITY. The execution and delivery
of this Agreement and the other Loan Documents to which the Borrower and the Guarantors are to become a party will result in valid and legally binding obligations of the Borrower and the Guarantors, enforceable against such Persons in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                     Section 5.2 TITLE TO PROPERTIES. The Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except as reflected on such balance sheet. Without limiting the foregoing, each of the Borrower and its Subsidiaries have good marketable fee simple title to all real property reasonably necessary for the operation of its business, free from all liens or encumbrances of any nature whatsoever except for Liens permitted by this Agreement. Notwithstanding the foregoing, the Borrower may make investments in construction on real property that is not then owned by the Borrower; provided, however, that the Borrower may make investments in the construction on such real property only if the contract price for the land plus the costs of investment of construction with respect to all such real property does not in the aggregate exceed $1,000,000.00 at any one time outstanding. Each of the Borrower or its Subsidiaries is the insured under owner's policies of title insurance covering all real property owned by it, in each case in an amount not less than the purchase price for such real property. The Borrower is the legal and beneficial owner of all of the shares of stock it purports to own of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

                     Section 5.3 FINANCIAL STATEMENTS. The Borrower has furnished to the Agent the consolidated balance sheet of the Borrower and its Subsidiaries as of the Balance Sheet Date and certain other financial information concerning the Borrower and its consolidated Subsidiaries. Such balance sheet and statements have been prepared in accordance with GAAP, are true, correct and complete and fairly present in all material respects the financial condition of the Borrower and its consolidated Subsidiaries as of such dates and the results of the operations of the Borrower and its consolidated Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of the Borrower or any of its Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

                     Section 5.4 NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date, there has occurred no material adverse change in the financial condition or business of the Borrower or its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any Material Adverse Effect.

                     Section 5.5 FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower and its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

                     Section 5.6 LITIGATION. There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal, administrative agency, board or arbitration or other alternative dispute resolution forum that, if adversely determined, is reasonably likely to, either in any case or in the aggregate, have a Material Adverse Effect or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

                     Section 5.7 NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is reasonably expected in the future to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is reasonably expected, in the judgment of the officers, partners or members of such Person, as applicable, to have any Material Adverse Effect.

                     Section 5.8 COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its by-laws or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that is reasonably likely to result in the imposition of substantial penalties or is reasonably likely to have a Material Adverse Effect.

                     Section 5.9 TAX STATUS. The Borrower and its Subsidiaries
(a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which each is subject,
(b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, and (c) have set aside on their respective books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers, partners and members, as applicable, of the Borrower and its Subsidiaries know of no basis for any such claim. The Borrower shall not consent to, or permit the filing of, or be a party to any consolidated tax return on behalf of itself and its Subsidiaries with any other Person.

                     Section 5.10 NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

                     Section 5.11 HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, nor is either of them an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company" as such terms are defined in the Investment Company Act of 1940.

                     Section 5.12 ERISA. The Borrower and its Subsidiaries are in compliance in all material respects with ERISA. There has been no Reportable Event with respect to any Plan. There has been no institution of proceedings or any other action by PBGC or the Borrower or any Commonly Controlled Entity to terminate or withdraw or partially withdraw from any Plan under any circumstances which could lead to material liabilities to PBGC or, with respect to a "Multiemployer Plan", the "Reorganization" or "Insolvency" (as each such term is defined in ERISA) of any Plan. No "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan, and the consummation of the transactions provided for in this Agreement and compliance by the Borrower with the provisions hereof and the Loans contemplated hereunder will not involve any prohibited transaction. No Plan maintained by the Borrower or any Commonly Controlled Entity, nor any trust created thereunder, have incurred any "accumulated funding deficiency" as defined in ERISA, whether or not waived. Neither the Borrower nor any Commonly Controlled Entity has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, or (b) failed to make any contribution or payment to any Plan, or made any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title 4 of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                     Section 5.13 REGULATIONS T, U AND X. Neither the Borrower nor its Subsidiaries is engaged, nor will any of them engage, principally or as one of their important activities, in the business of extending credit for the purpose of "purchasing" or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. No part of the proceeds from the Loans is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock". None of the proceeds of the Loans will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

                     Section 5.14 FULL DISCLOSURE. None of the representations and warranties of the Borrower and its Subsidiaries made in this Agreement and the other Loan Documents or any financial statement, document or instrument delivered to the Agent pursuant to or in connection with any of such Loan Documents contain any untrue statement of a material fact, nor will they omit to state any fact necessary to make the statements herein or therein not misleading. There is no agreement, restriction or other factual matter which the Borrower has not disclosed to the Agent in writing which has had or could reasonably be likely to have a Material Adverse Effect.

                     Section 5.15 SUBSIDIARIES. SCHEDULE 5.15(a) sets forth all of the Subsidiaries of the Borrower, the form and jurisdiction of organization of each of the Subsidiaries and the Borrower's ownership interest therein. Neither the Borrower nor any of its Subsidiaries has any interest in any other partnership, joint venture, corporation, limited liability company except as set forth in SCHEDULE 5.15(b). No shares of Capital Stock of any Subsidiary, whether issued and outstanding or authorized but unissued, or any treasury shares, are subject to any subscription, warrant, option, call, commitment or other agreement of any nature. There are no agreements regulating, controlling or otherwise affecting the voting or other disposition of shares of the Borrower's Subsidiaries or the management thereof.

                     Section 5.16 BROKERS. The Borrower has not engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

                     Section 5.17 OTHER DEBT. Neither the Borrower nor any of its Subsidiaries is in default in the payment of any other Indebtedness or with respect to any Contingent Obligation or under any agreement, mortgage, deed of trust, security agreement, financing agreement, indenture, lease or other agreement to which any of them is a party. The Borrower is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of the Notes to any other Indebtedness or Contingent Indebtedness of the Borrower, other than the agreements relating to the Senior Debt and the Existing Subordinated Note.

                     Section 5.18 ENVIRONMENTAL COMPLIANCE. The Borrower and its Subsidiaries are in compliance in all material respects with all Environmental Laws. Neither the Borrower nor any of its Subsidiaries has received notice from any Person that it has been identified as a potentially responsible party for any Hazardous Substances, or that it is or shall be named a party to any claim, action, cause of action, complaint, legal or administrative proceeding, investigation or remediation action whatsoever in connection therewith. No portion of the real property of the Borrower or its Subsidiaries is affected by any Hazardous Substances in any manner which would have a Material Adverse Effect.

                     Section 5.19 LOAN DOCUMENTS. The Borrower has delivered to the Agent true, correct and complete copies of all indentures, loan agreements or similar documents relating to the indebtedness evidenced by the Senior Debt and the Existing Subordinated Note. As of the date hereof, the outstanding principal balance of the Existing Subordinated Note is $50,000,000.00.

                     Section 5.20 SOLVENCY. As of the date hereof and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including the making of the Loans, the Borrower and each Guarantor is not insolvent on a balance sheet basis such that the sum of such Person's assets exceeds the sum of such Person's liabilities, the Borrower and each Guarantor is able to pay its debts as they become due, and the Borrower and each Guarantor has sufficient capital to carry on its respective business.

                     Section 5.21 CONTRIBUTION AGREEMENT. The Borrower and the Guarantors have executed and delivered the Contribution Agreement (whether directly or by virtue of a Joinder Agreement), and the Contribution Agreement constitutes the valid and legally binding obligations of such parties enforceable against them in accordance with the terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         SECTION  6. AFFIRMATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as the Notes are outstanding or the Lenders have any obligation to make any Loans:

                     Section 6.1 PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal, breakage amount, if any, and interest on the Notes and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

                     Section 6.2 MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive offices at 3 Easton Oval, Columbus, Ohio 43219, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

                     Section 6.3 RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of its Subsidiaries, contingencies and other reserves.

                     Section 6.4 FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to the Agent:

                                 (a) as soon as available, but in any event
within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of the year and the related audited consolidated statements of income, of stockholders' equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, together with the opinion of independent certified public accountants of nationally recognized standing, which opinion shall not contain a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit or qualification which would affect the computation of financial covenants contained herein other than a qualification of consistency due to a change in the application of GAAP with which the Borrower's independent certified public accountants concur;

                                 (b) as soon as available but in any event not
later than 45 days after the end of each quarterly accounting period (including the quarterly accounting period for the last quarter of each fiscal year), the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of each such quarter and the related unaudited consolidated statements of income and of stockholders' equity of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through such date setting forth in each case in comparative form the figures for the previous year, and including in each case (i) the relevant figures broken down with respect to each division of the Borrower and its Subsidiaries, and (ii) a listing of all residential and commercial lots, land under development and unsold lots, all of the foregoing certified by the principal financial or accounting officer of the Borrower being fairly stated in all material respects, subject to year-end audit adjustments;

                                 (c) concurrently with the delivery of each
financial statement referred to in Section 6.4(a) above and each financial statement referred to in Section 6.4(b) above, a certificate of the principal financial or accounting officer of the Borrower in form and substance reasonably satisfactory to the Agent and stated to have been made after due examination by such officer (i) stating that, to the best of such officer's knowledge, the Borrower and each of its Subsidiaries and each of the Guarantors during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the Notes to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) showing in detail the calculations supporting such statement in respect of the covenants set forth in Section 6.12,
Section 7.1, Section 7.3, Section 7.4, Section 7.5, Section 7.6 and Section 7.7, and (iii) showing in detail the outstanding voting capital stock of the Borrower owned or controlled by the Persons described in clause (b) of the definition of the term "Change of Control" as of August 29, 1997 and as of the date of such financial statement, and indicating the percentage reduction, if any, in the amount of shares owned or controlled by such Persons as of the date of such statement from the amount of shares owned or controlled as of August 29, 1997; and

                                 (d) promptly after the same are sent, copies of
all financial statements, reports and notices which the Borrower or any of its Subsidiaries sends to its stockholders as stockholders and, so long as the Borrower is a reporting company under the Securities Exchange Act of 1934, promptly after the same are filed, copies of all financial statements which the Borrower may make to, or file with, and copies of all material notices the Borrower receives from, the SEC or any public body succeeding to any or all of the functions of the SEC.

         The financial statements described in Section 6.4(a) and (b) shall be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP (except, in the case of the financial statements referred to in Section 6.4(b), that such financial statements need not contain footnotes and may be subject to year-end adjustments). The Borrower will permit any person designated by the Agent, at the Lenders' expense, to visit and inspect the properties and the books and records of the Borrower and its Subsidiaries, to examine the Borrower's and its Subsidiaries' records (and to make copies thereof and extracts therefrom), and to discuss the affairs and finances of the Borrower and its Subsidiaries, all at such reasonable times and intervals as the Agent or any Lender may reasonably request.

                     Section 6.5 NOTICES.

                                 (a) DEFAULTS. The Borrower will promptly notify
the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any evidence of Indebtedness or Contingent Obligation to which or with respect to which the Borrower or any of its Subsidiaries or any Guarantor is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of Indebtedness or Contingent Obligation to accelerate the maturity thereof, the Borrower shall forthwith give written notice thereof to the Agent, describing the notice or action and the nature of the claimed default.

                                 (b) NOTICE OF LITIGATION AND JUDGMENTS. The
Borrower will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or any Guarantor or to which the Borrower or any of its Subsidiaries or any Guarantor is or is to become a party involving an uninsured claim against the Borrower or any of its Subsidiaries or any Guarantor that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries or any Guarantor in an amount in excess of $5,000,000.00.

                                 (c) MATERIAL ADVERSE EFFECT. The Borrower will
promptly notify the Agent of the occurrence or existence of any fact, circumstance or condition which might have a Material Adverse Effect.

                                 (d) NOTIFICATION OF LENDERS. Promptly after
receiving any notice under this Section 6.5, the Agent will forward a copy thereof to each of the Lenders, together with copies of any certificates or other written information that accompanied such notice.

                     Section 6.6 EXISTENCE; MAINTENANCE OF PROPERTIES.

                                 (a) The Borrower and its Subsidiaries will do
or cause to be done all things necessary to preserve and keep in full force and effect their respective existence as a corporation. The Borrower and its Subsidiaries will do or cause to be done all things necessary to preserve and keep in full force all of their respective rights and franchises. The Borrower will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses conducted by it as of the date of this Agreement and in related businesses, unless otherwise consented to by the Majority Holders.

                                 (b) The Borrower (i) will cause all of its
properties and those of its Subsidiaries used or useful in the conduct of its business or of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a Material Adverse Effect.

                     Section 6.7 INSURANCE. The Borrower will, at its expense, procure and maintain or cause to be procured and maintained insurance covering the Borrower and its Subsidiaries and their respective properties in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

                     Section 6.8 TAXES. The Borrower and each Subsidiary will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon its assets, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall set aside on its books reasonably adequate reserves with respect thereto; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower and each Subsidiary (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

                     Section 6.9 FURTHER ASSURANCES. The Borrower will cooperate with, and will cause each of its Subsidiaries to cooperate with, the Agent and the Lenders and execute such further instruments and documents as the Agent or the Lenders shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

                     Section 6.10 COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will comply with, and will cause each of its Subsidiaries to comply in all respects with, (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, (ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and code of regulations or bylaws, as applicable, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time while the Notes are outstanding or the Lenders have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent with evidence thereof.

                     Section 6.11 ERISA COMPLIANCES. The Borrower will not permit the present value of all employee benefits vested in all Plans maintained by the Borrower and any Commonly Controlled Entity to exceed the present value of the assets allocable to such vested benefits by an amount greater than $500,000.00 in the aggregate. Neither the Borrower nor any Commonly Controlled Entity will at any time permit any Plan maintained by it to engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or
Section 406 of ERISA, incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived, or terminate any Plan in any manner which could result in the imposition of a Lien on the property of the Borrower or any of its Subsidiaries pursuant to Section 4068 of ERISA.

                     Section 6.12 CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not at any time permit its Consolidated Tangible Net Worth to be less than $150,000,000.00.

                     Section 6.13 ADDITIONAL GUARANTORS. Borrower shall cause each Person that is or shall become a "Guarantor" under the Senior Credit Agreement to become a Guarantor under the Guaranty and the Contribution Agreement by the execution and delivery to the Agent of a Joinder Agreement, and to deliver such proof of corporate or other appropriate action, incumbency of officers, opinions of counsel and other documents delivered by the Borrower pursuant to Section 8 hereof or as the Agent shall have requested. Borrower shall promptly notify the Agent in writing of the formation or acquisition of any such Subsidiary or the addition of any Person as a "Guarantor" under the Senior Credit Agreement.

         SECTION  7. NEGATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as the Notes are outstanding or the Lenders have any obligation to make any Loans:

                     Section 7.1 RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than:

                                 (a) Indebtedness to the Lenders arising under
the Notes;

                                 (b) Prior to the making of the Loans,
Indebtedness under the Existing Subordinated Note not exceeding $50,000,000.00 in aggregate principal balance;

                                 (c) current liabilities (due and payable within
twelve months or less) of the Borrower or its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                                 (d) Indebtedness in respect of taxes,
assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 6.8;

                                 (e) endorsements for collection, deposit or
negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                                 (f) Senior Debt of the Borrower;

                                 (g) Other Indebtedness of the Borrower and its
Subsidiaries for borrowed money from an institutional lender or in connection with a public or privately placed debt offering created or evidenced by notes, bonds, indentures or similar agreements or by loan agreement under which the Indebtedness is reflected in a loan account (it being agreed that such Indebtedness may not include trade debt); PROVIDED that neither the Borrower nor any of its Subsidiaries shall incur any such Indebtedness pursuant to this
Section 7.1(g) unless the ratio of the Borrower's EBITDA to Consolidated Interest Incurred for the previous four (4) fiscal quarters of the Borrower is greater than 2.0 to 1.0 (such permitted Indebtedness is hereafter referred to as "Additional Permitted Senior Debt"). For the purposes of performing such test, Consolidated Interest Incurred shall include the interest expense that would have been incurred on such Indebtedness on a pro forma basis for a four (4) quarter period. In no event shall any of such Indebtedness be considered as Additional Permitted Senior Debt hereunder if in any instrument or instruments evidencing or securing the same or pursuant to which the same are outstanding, or under any amendment, renewal, extension or refunding thereof, it is provided that such Indebtedness is not superior in right of payment to the Notes or that such Indebtedness is PARI PASSU with or junior in right of payment to the Notes, it being the intent of the parties that no other "subordinated debt" shall be permitted. Notwithstanding the foregoing, neither the Borrower nor any of its Subsidiaries shall incur any such Indebtedness pursuant to this Section 7.1(g) unless the Borrower shall have provided the Agent a statement certified by the principal financial or accounting officer of the Borrower that no Default or Event of Default exists or will exist after the incurrence of such Indebtedness, which statement shall include a calculation demonstrating that the Borrower will be in compliance with the foregoing ratio after giving effect to such incurrence. Additional Permitted Senior Debt shall not include any Indebtedness that is payable to any Subsidiary or Affiliate of the Borrower, any director, officer or employee of any thereof, or pursuant to or in connection with any Investments in Joint Ventures; and

                                 (h) Unsecured Indebtedness between the Borrower
and its wholly-owned Subsidiaries.

                     Section 7.2 RESTRICTIONS ON LIENS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to create, incur, assume or suffer to be created or incurred or to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

                                 (a) Liens in favor of the agent under the
Senior Credit Agreement, for the ratable benefit of the banks thereunder, including without limitation Liens in favor of such agent on the Borrower's real property inventory situated in the State of Indiana to secure the Indebtedness to the banks under the Senior Credit Agreement, which Liens secure Indebtedness under the Senior Credit Agreement not in excess of the limits set forth in clause (a) of the definition of the term "Senior Debt";

                                 (b) Liens granted by M/I Financial Corp. on
mortgage note receivables, which Liens secure Indebtedness under the M/I Financial Corp. Loan Agreement not in excess of $40,000,000;

                                 (c) Liens securing any other permitted Senior
Debt or Additional Permitted Senior Debt; provided, however, that (i) such Liens do not at any time encumber any property other than the property financed by such secured Indebtedness, and (ii) the Indebtedness secured thereby shall not exceed the cost or fair market value whichever is lower, of the property being acquired on the date of acquisition, and (iii) the Indebtedness secured thereby shall not exceed any limits in this Agreement on the amount of such Indebtedness (including, without limitation, limits on Permitted Indebtedness);

                                 (d) Liens for taxes and special assessments not
yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower and its Subsidiaries in accordance with GAAP;

                                 (e) carriers', warehousemen's, mechanics',
materialmen's, repairmen's, or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower and its Subsidiaries in accordance with GAAP;

                                 (f) pledges or deposits in connection with
workers' compensation, unemployment insurance and other social security legislation;

                                 (g) deposits to secure the performance of:
bids; trade contracts (other than for borrowed money or the purchase price of property or services); leases; statutory and other obligations required by law; surety, appeal and performance bonds (including Construction Bonds); and other obligations of a like nature incurred in the ordinary course of business; and
(ii) Liens in favor of surety bond companies pursuant to indemnity agreements to secure the reimbursement obligations of the Borrower, M/I Homes, Inc. or M/I Homes Construction, Inc. on Construction Bonds, provided (A) the Liens securing Construction Bonds shall be limited to the assets of, as appropriate, the Borrower, M/I Homes, Inc. or M/I Homes Construction, Inc. at, and the rights of, as appropriate, the Borrower, M/I Homes, Inc. or M/I Homes Construction, Inc. arising out of, the projects that are the subject of the Construction Bonds, (B) the Liens shall not attach to any real estate, and (C) the aggregate amount of such Liens at any time shall not exceed the dollar amount of Construction Bonds then outstanding, and in any event shall not exceed the amount of reimbursement obligations on Construction Bonds;

                                 (h) Liens of landlords, arising solely by
operation of law, on fixtures and moveable property located on premises leased in the ordinary course of business; provided, however, that the rental payments secured thereby are not yet due; and

                                 (i) Liens arising as a result of a judgment or
judgments against the Borrower or any of its Subsidiaries which do not in the aggregate exceed $1,000,000 at any one time outstanding, which are being diligently contested in good faith, which are not the subject of any attachment, levy or enforcement proceeding, and as to which appropriate reserves have been established in accordance with GAAP.

                    Section 7.3 RESTRICTIONS ON CONTINGENT OBLIGATIONS.

                                (a) The Borrower will not, and will not permit
any of its Subsidiaries to, agree to or assume, guarantee, indorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any Contingent Obligation, including but not limited to Contingent Obligations incurred as a general partner in any limited partnership or general partnership, except:

                                    (i) (A) reimbursement and other obligations
under standby letters of credit (including letters of credit issued for the purpose of satisfying bonding requirements) issued by Persons other than the banks under the Senior Credit Agreement; (B) Contingent Obligations of the Borrower as the guarantor of letters of credit issued for the account of joint ventures in which the Borrower is a partner (including Guaranteed HNB Joint Ventures Letters of Credit), provided that the Borrower's Contingent Obligation on any such guaranty shall be limited to a percentage of the amount of that joint venture's letters of credit equal to the Borrower's pro rata equitable ownership interest in such joint venture, provided further that the sum of the obligations permitted by clauses (i)(A) and (i)(B) shall not exceed the aggregate amount of $15,000,000.00 at any one time outstanding on a consolidated basis, which $15,000,000.00 limitation shall not include any obligations in connection with letters of credit issued pursuant to the Senior Credit Agreement; and (C) reimbursement obligations under Construction Bonds;

                                    (ii) Contingent Obligations consisting of
(A) guaranties by the Borrower of M/I Financial Corp.'s lease obligations in an amount not to exceed $1,000,000.00 in any period of 12 consecutive months, (B) the Borrower's obligations under the M/I Financial Corp. Loan Agreement in a principal amount not to exceed $40,000,000.00, and (C) guaranties by any Subsidiary of the obligations of the Borrower (including without limitation any guaranty by M/I Financial Corp. of any obligation of the Borrower to the banks under the Senior Credit Agreement and to the Lenders hereunder);

                                    (iii) Contingent Obligations related to
Indebtedness of joint ventures in which the Borrower has made Investments in Joint Ventures and in which the Borrower is a partner, member or shareholder (including obligations with respect to the Guaranteed HNB Joint Venture Letters of Credit); provided, however, that the aggregate amount of such Contingent Obligations at any one time outstanding pursuant to this Section 7.3(a)(iii) shall not exceed (A) $25,000,000.00 less (B) the aggregate amount of Permitted Indebtedness;

                                    (iv) other Contingent Obligations of the
Borrower which do not in the aggregate at any one time outstanding exceed $4,000,000.00, subject to the limitations of subparagraph (k) of the definition of the term "Permitted Investments"; and

                                    (v) Contingent Obligations with respect to
letters of credit issued or outstanding pursuant to the Senior Credit Agreement but which are undrawn, provided that the sum of (A) such letters of credit issued or outstanding pursuant to the Senior Credit Agreement but which are undrawn and (B) reimbursement obligations relating to drawn letters of credit that were issued or outstanding pursuant to the Senior Credit Agreement, shall not exceed $70,000,000.00.

                                (b) Notwithstanding anything herein to the
contrary, nothing in this Section 7.3 is intended to, nor shall it be deemed to, increase, alter or expand the Indebtedness permitted by Section 7.1 or the definitions of the terms Senior Debt or Additional Permitted Senior Debt; it being acknowledged and agreed that any Contingent Obligation that becomes liquidated or is no longer contingent (including, without limitation, any obligation to reimburse a draw actually made under a letter of credit or with respect to a Construction Bond or pursuant to any claim which may be made pursuant to a guaranty or indemnity), such obligation shall no longer be a Contingent Obligation and must satisfy the requirements and/or limits of this Agreement with respect to Indebtedness, Senior Debt and/or Additional Permitted Senior Debt, as applicable.

                    Section 7.4 RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding at any time any Investments, valued at book cost basis (excluding Investments in Permitted Investments), that individually or in the aggregate exceed thirty percent (30%) of the Borrower's Consolidated Tangible Net Worth.

                    Section 7.5 RESTRICTIONS ON UNCOMMITTED LAND. Neither the Borrower nor its Subsidiaries will at any time purchase or own, directly or indirectly, any Uncommitted Land if the value of such Uncommitted Land, when added to the value of all other Uncommitted Land of the Borrower and its Subsidiaries, would cause the ratio of (a) Uncommitted Land of the Borrower and its Subsidiaries to (b) the sum of (i) the Borrower's Shareholder's Equity, and
(ii) the principal balance of the Notes to exceed 1.5 to 1.

                    Section 7.6 RESTRICTION ON DISTRIBUTIONS. The Borrower shall not make any Distributions; PROVIDED that so long as no Default or Event of Default has occurred, the Borrower may make Distributions in an amount that, when added to the amount of all other Distributions paid on or after March 31, 2001, does not exceed the sum of (a) $25,000,000.00 plus (b) twenty-five percent (25%) of the cumulative Consolidated Earnings of the Borrower subsequent to March 31, 2001.

                    Section 7.7 MAINTENANCE OF LEVERAGE RATIO. The Borrower shall not permit at any time the ratio of Consolidated Liabilities to Consolidated Tangible Net Worth to be more than 3.25 to 1.0.

                    Section 7.8 RESTRICTION ON FUNDAMENTAL CHANGES.

                                (a) The Borrower will not, and will not permit
any of its Subsidiaries to, enter into any transaction of merger, consolidation, amalgamation or reorganization (including without limitation any election to be taxed as an S Corporation), or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or, except for the sale of land, lots and houses from inventory in the ordinary course of business, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of such Person's business or assets, whether now owned or hereafter acquired, or make any material change in the method by which such Person conducts business. Notwithstanding the foregoing, the Borrower or its Subsidiaries may transfer not more than twenty percent (20%) in the aggregate (on a consolidated basis) of such assets (valued at net book value) in a single transaction not in the ordinary course of business for fair value in a cash transaction provided that no Default or Event of Default exists, or would exist after the consummation of such transaction.

                                (b) Any Subsidiary of the Borrower may be (i)
merged, amalgamated or consolidated with or into the Borrower or any wholly-owned Subsidiary of the Borrower, or (ii) liquidated, wound up or dissolved into, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or other disposed of, in one transaction or a series of transactions, to the Borrower or any wholly-owned Subsidiary of the Borrower; provided, however, that in the case of such a merger, amalgamation, liquidation or consolidation, the Borrower or such wholly-owned Subsidiary, as the case may be, shall be the continuing or surviving corporation.

                                (c) The Borrower shall not change its present
accounting principles or practices in any material respect, except as may be required by GAAP or by law.

                    Section 7.9 TRANSACTIONS WITH AFFILIATES AND OFFICERS. The Borrower will not, and will not permit any of its Subsidiaries to:

                                (a) Except for (i) any consulting agreements or
employment agreements to which the Borrower is a party and which were in effect as of March 1, 1994 (as the same may be supplemented, modified, amended or extended from time to time), (ii) any agreements entered into in connection with the construction of the Office Building by the Office Building Limited Liability Company and/or with the Borrower's leasehold improvements to, the Office Building, and (iii) compensation arrangements in the ordinary course of business with the officers, directors, and employees of the Borrower and its Subsidiaries, enter into any transaction, including without limitation the purchase, sale or exchange of property or the rendering of any services, with any Affiliate or any officer or director thereof, or enter into, assume or suffer to exist any employment or consulting contract with any Affiliate or an officer or director thereof, except any transaction or contract which is in the ordinary course of the Borrower's or any of its Subsidiaries' business and which is upon fair and reasonable terms no less favorable to the Borrower or its Subsidiaries than it would obtain in a comparable arm's length transaction with a Person not an Affiliate;

                                (b) make any advance or loan to any Affiliate or
any director or officer thereof or of the Borrower or to any trust of which any of the foregoing is a beneficiary, or to any Person on the guarantee of any of the foregoing, except as expressly permitted by paragraph (c) of the definition of Permitted Investments; or

                                (c) pay any fees or expenses to, or reimburse or
assume any obligation for the reimbursement of any expenses incurred by, any Affiliate or any officer or director thereof, except as may be permitted in accordance with clauses (a) and (b) of this Section 7.9.

                    Section 7.10 RESTRICTIONS ON NEGATIVE PLEDGES. The Borrower will not permit, and will not permit any of its Subsidiaries to, enter into any agreement other than the Senior Credit Agreement or agreements evidencing other Additional Permitted Senior Debt which prohibits or limits the ability of the Borrower, any of its Subsidiaries, any Guarantor or any of the M/I Ancillary Businesses to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now or hereafter acquired.

                    Section 7.11 PURCHASE OF NOTES. Neither the Borrower nor any Subsidiary or Affiliate, directly or indirectly, may purchase or make any offer to purchase any Notes unless the offer has been made to purchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Borrower purchases any Notes, such Notes shall thereafter be canceled and no Notes shall be issued in substitution therefor.

         SECTION 8. CLOSING CONDITIONS.

                    The obligations of the Agent and the Lenders to enter into this Agreement shall be subject to the satisfaction of the following conditions precedent on or prior to September 28, 2001:

                    Section 8.1 EXECUTION OF LOAN DOCUMENTS. The Loan Documents to which such entity is a party shall have been duly executed and delivered by the Borrower and the Guarantors, shall be in full force and effect and shall be in form and substance satisfactory to the Agent. The Notes shall have been duly executed and delivered by the Borrower to the Lenders.

                    Section 8.2 CERTIFIED COPIES OF ORGANIZATIONAL DOCUMENTS. The Agent shall have received from the Borrower a copy, certified as of a recent date by the appropriate officer of each State in which the Borrower and its Subsidiaries and the Guarantors are organized or are doing business, of the corporate charter or other organizational documents of the Borrower and its Subsidiaries and the Guarantors, or their respective qualification to do business, as applicable, as in effect on such date of certification.

                    Section 8.3 BYLAWS; RESOLUTIONS. All corporate or similar action on the part of the Borrower and the Guarantors necessary for the valid execution, delivery and performance of the Loan Documents to which the Borrower and the Guarantors are or are to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Borrower and the Guarantors true copies of their code of regulations and the resolutions adopted by their respective boards of directors or similar approvals authorizing the transactions described herein, each certified by its secretary or similar person as of a recent date to be true and complete.

                    Section 8.4 INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS. The Agent shall have received from the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and the Guarantors and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Borrower and the Guarantors, each of the Loan Documents to which the Borrower and the Guarantors are or are to become a party. The Agent shall have also received from the Borrower a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and giving the name and specimen signature of each individual who shall be authorized to give notices and to take other action on behalf of the Borrower under the Loan Documents.

                    Section 8.5 CONTRIBUTION AGREEMENT. The Agent shall have received an executed original counterpart of the Contribution Agreement.

                    Section 8.6 OPINION OF COUNSEL. The Agent shall have received a favorable opinion addressed to the Lenders and the Agent and dated as of the Closing Date, in form and substance satisfactory to the Agent from counsel to the Borrower and the Guarantors as to such matters as the Agent shall reasonably request.

                    Section 8.7 PAYMENT OF FEES. The Borrower and the Guarantors shall have paid to Fleet the commitment fee pursuant to Section 2.4.

                    Section 8.8 INTEREST RATE SWAP. Borrower shall have delivered to Agent a copy of the fully executed Interest Rate Swap, which shall be in full force and effect.

                    Section 8.9 PERFORMANCE; NO DEFAULT. The Borrower and the Guarantors shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

                    Section 8.10 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower or any Subsidiaries thereof or the Guarantors in connection therewith or after the date thereof shall have been true and correct when made and shall also be true and correct on the Closing Date.

                    Section 8.11 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, documents, assurances, consents and approvals as the Agent and the Agent's counsel may reasonably require.

                    Section 8.12 SENIOR DEBT CONSENTS. The Agent shall have received evidence satisfactory to the Agent that all necessary consents of the holders of any portion of the Senior Debt required in connection with the consummation and effectiveness of the transactions contemplated by the Loan Documents have been obtained.

                    Section 8.13 MATERIAL ADVERSE EFFECT. No fact, circumstance or condition shall have occurred or exist which may have a Material Adverse Effect.

                    Section 8.14 WAIVER OF CONDITIONS. If the Borrower fails to deliver the Notes to the Lenders or the conditions specified in Section 2.1 or
Section 8 have not been fulfilled (the Borrower hereby agreeing to cause such conditions to be satisfied), Lenders may thereupon elect to be relieved of all further obligations under this Agreement. Nothing in this section shall operate to relieve the Borrower from any of its obligations hereunder or to waive any of the Lenders' rights against the Borrower. Any of the conditions in Section 2.1 or this Section 8 may be waived by the Lenders in their sole discretion.

         SECTION 9. EVENTS OF DEFAULT; ACCELERATION; ETC.

                    Section 9.1 EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                                (a) the Borrower shall fall to pay any principal
of, or breakage amount, if any, on the Notes when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; or

                                (b) the Borrower shall fail to pay any interest
on the Notes or any other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; or

                                (c) the Borrower or any of its Subsidiaries
shall fail to comply with any of its other covenants contained in this Agreement or any of the other Loan Documents; or

                                (d) any representation or warranty of the
Borrower or its Subsidiaries or the Guarantors in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated; or

                                (e) the Borrower or any of its Subsidiaries
shall fail (i) to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness or Contingent Obligations in an amount equal to or greater than $5,000,000.00 in the aggregate for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or (ii) to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or other Indebtedness or Contingent Obligations in an amount equal to or greater than $5,000,000.00 in the aggregate and such failure shall have resulted in such obligation becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

                                (f) the Borrower or any of its Subsidiaries, (1)
shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of any thereof, (2) shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (3) shall take any action to authorize or in furtherance of any of the foregoing;

                                (g) a petition or application shall be filed for
the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within 60 days following the filing or commencement thereof;

                                (h) a decree or order is entered appointing any
such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any of its Subsidiaries, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                                (i) there shall remain in force, undischarged,
unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any uninsured final judgment against the Borrower or any of its Subsidiaries, that, with other outstanding uninsured final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $2,000,000.00; or

                                (j) except as permitted in this Agreement, any
dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or any of its Subsidiaries, or any sale, transfer or other disposition of any of the assets of the Borrower or any of its Subsidiaries; or

                                (k) (i) a Reportable Event shall occur with
respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the opinion of the Majority Holders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for 30 days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or, in the case of institution of proceedings, the continuance of such proceedings for 30 days after commencement thereof, (ii) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (iii) any other event or condition shall occur or exist with respect to a Single Employer Plan and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower or of the Borrower and its Subsidiaries taken as a whole; or

                                (l) any of the Loan Documents or the
Contribution Agreement shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or as permitted by this Agreement or with the express prior written agreement, consent or approval of the Majority Holders, or any action at law, suit or in equity or other legal proceeding to cancel, terminate, revoke or rescind any of the Loan Documents or the Contribution Agreement shall be commenced by or on behalf of the Borrower or any of its Subsidiaries or any of their respective stockholders, partners or beneficiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof; or

(m) any of the Guarantors denies that such Guarantor has any liability or obligation under the Guaranty, or shall notify the Agent or any of the Lenders of such Guarantor's intention to attempt to cancel or terminate the Guaranty, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty; or

                                (n) the occurrence of any "Event of Default" or
"Termination Event" as to Borrower under the Interest Rate Swap;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Holders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in Section 9.1(f), Section 9.1(g) or Section 9.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Lenders.

                    Section 9.2 CURE PERIODS. Notwithstanding anything contained in Section 9.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 9.1(a) or Section 9.1(b) in the event that the Borrower cures such default within ten (10) days following receipt of written notice of such default, provided, however, that Borrower shall not be entitled to receive more than two (2) notices in the aggregate pursuant to this clause (i) in any period of 365 days ending on the date of any such occurrence of default, and provided further that no such cure period shall apply to any payments due upon the maturity or prepayment of the Notes, (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 9.1(c) in the event that the Borrower cures such default with thirty (30) days following receipt of written notice of such default, and
(iii) no Event of Default shall consist hereunder upon the occurrence of any failure described in Section 9.1(m) resulting from a failure of a Guarantor to perform its obligations under Paragraph 9(d) of the Guaranty in the event that the relevant Guarantor cures such default within thirty (30) days following receipt of written notice of such Default. Notwithstanding anything in Section
9.1 to the contrary, the occurrence of any Default or Event of Default solely as a result of the occurrence of an event described in Section 9.1 with respect to one or more Subsidiaries of Borrower shall not constitute a Default or Event of Default, as applicable, unless the Borrower's aggregate Investment in all of such Subsidiaries, as determined by Agent in its good faith judgment, equals or exceeds $5,000,000.00.

                    Section 9.3 REMEDIES. In case any one or more Events of Default shall have occurred and whether or not the Agent or the Lenders shall have accelerated the maturity of the Notes pursuant to Section 9.1, the Agent on behalf of the Lenders may with the consent of the Majority Holders proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement, the Notes or any of the other Loan Documents or otherwise and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or the Lenders. No remedy herein conferred upon the Agent or the holder or any Notes is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. Notwithstanding the provisions of this Agreement providing that there may be multiple Notes in favor of the Lenders, the Lenders acknowledge and agree that only the Agent may exercise any remedies arising by reason of a Default or Event of Default.

                    Section 9.4 DISTRIBUTION OF PROCEEDS. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the assets of the Borrower or any other Person liable with respect to the indebtedness, obligations and liabilities of the Borrower to the Agent and the Lenders under this Agreement and the other Loan Documents, such monies shall be distributed for application as follows:

                                (a) First, to the payment of, or (as the case
may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                                (b) Second, to all other indebtedness,
obligations and liabilities in such order or preference as the Majority Holders shall determine; PROVIDED, HOWEVER, that indebtedness, obligations and liabilities owing to the Lenders with respect to each type of indebtedness, obligation or liability such as interest, principal, fees and expenses, shall be made among the Lenders PRO RATA; and PROVIDED, further that the Majority Holders may in their discretion make proper allowance to take into account any indebtedness, obligation or liability not then due and payable; and

                                (c) Third, the excess, if any, shall be returned
to the Borrower or to such other Persons as are entitled thereto.

         SECTION 10. SUBORDINATION OF THE NOTES.

                     Section 10.1 CERTAIN DEFINITIONS. As used in this Section 10, the following terms have the following respective meanings:

                                  (a) "BANKRUPTCY CODE" shall mean 11 U.S.C.
Section 101 et seq., as from time to time hereafter amended, and any successor or similar statute.

                                  (b) "JUDICIAL PROCEEDING" shall mean one or
more proceedings by one or more holders of Superior Indebtedness aggregating not less than $15,000,000 before a state or federal court (having jurisdiction with respect thereto) to collect the entire amount of such Superior Indebtedness following an acceleration of the maturity thereof as a result of a default.

                                  (c) "PERMISSIBLE SECURITIES" shall mean
securities of the Borrower or a Guarantor as reorganized or readjusted, or securities of the Borrower or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the extent provided in this Section 10 with respect to the Notes, to the payment of all Superior Indebtedness at the time outstanding and all securities issued in exchange therefor.

                                  (d) "SUBORDINATED INDEBTEDNESS" shall mean the
principal amount of the indebtedness evidenced by the Notes, together with interest and breakage amount, if any, due thereon or payable with respect thereto, whether the same is payable by the Borrower or a Guarantor.

                                  (e) "SUPERIOR INDEBTEDNESS" shall mean the
principal amount of the Senior Debt and the Additional Permitted Senior Debt, together with interest and premium, if any, due thereon or payable with respect thereto.

                     Section 10.2 SUBORDINATED INDEBTEDNESS SUBORDINATED TO SUPERIOR INDEBTEDNESS. The Borrower for itself and its successors and assigns, and for its Subsidiaries and the successors and assigns of such Subsidiaries, covenants and agrees, and each holder of any Subordinated Indebtedness, by its acceptance thereof, shall be deemed to have agreed, notwithstanding anything to the contrary in this Agreement, the Notes or the Loan Documents, that the payment of the Subordinated Indebtedness shall be subordinated to the extent and in the manner set forth in this Section 10, to the prior payment, or provision for payment, in full, of all Superior Indebtedness, and that each holder of Superior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Superior Indebtedness in reliance upon the provisions contained in this Section 10.

                     Section 10.3 DISSOLUTION, LIQUIDATION, REORGANIZATION, ETC. Upon any distribution of the assets of the Borrower (or any of its Subsidiaries or any Guarantor) upon any dissolution, winding-up, liquidation, reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or any similar proceeding (hereinafter a "Proceeding") relating to the Borrower or any Guarantor or to their respective creditors, as such, then and in any such event:

                                  (a) the holders of the Superior Indebtedness
shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Superior Indebtedness, before any payment, whether in cash, property or securities (other than Permissible Securities), is made on account of or applied to the Subordinated Indebtedness; and

                                  (b) any payment, whether in cash, property or
securities (other than Permissible Securities), to which the holders of the Subordinated Indebtedness would be entitled except for the provisions of this
Section 10, shall be paid or delivered, to the extent permitted by law, by any debtor, custodian, liquidating trustee, agent or other person making such payment, directly to the holders of the Superior Indebtedness, or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of such Superior Indebtedness, for application to the payment thereof, to the extent necessary to pay all such Superior Indebtedness in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Superior Indebtedness.

         Upon any payment or distribution of assets referred to in this Section 10, the holders of the Subordinated Indebtedness shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any Proceeding is pending, or a certificate of the debtor, custodian, liquidating trustee, agent or other person making any such payment or distribution to such holders, for the purpose of ascertaining the persons entitled to participate therein, the holders of the Superior Indebtedness, the then outstanding principal amount of the Superior Indebtedness, and any and all amounts payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Section 10.

         In the event that payment or delivery by the Borrower or any Guarantor of any cash, property, stock or other obligations to the holders of the Subordinated Indebtedness is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the provisions of this Section 10, and made by a court of competent jurisdiction in any Proceeding, no payment or delivery by the Borrower or any Guarantor of such cash, property, stock, or other obligations payable or deliverable with respect to the Subordinated Indebtedness shall be made to the holders of the Superior Indebtedness.

                     Section 10.4 NO PAYMENT WITH RESPECT TO SUBORDINATED INDEBTEDNESS IN CERTAIN CIRCUMSTANCES.

                                  (a) The Borrower will not, and will not permit
any of its Subsidiaries or the Guarantors to, directly or indirectly, make or agree to make, and neither the holder nor any assignee or successor holder of any Subordinated Indebtedness or agent for any of them will accept or receive any payment or distribution in cash, property or securities (other than Permissible Securities) by set-off or otherwise, direct or indirect, or by repurchase, redemption or retirement, of or on account of all or any portion of any Subordinated Indebtedness if, at the time of such payment or distribution or immediately after giving effect thereto:

                                      (i) all of the following three conditions
shall be satisfied:

                                          (A) a default (a "Payment Default") in
the payment when due of all or any portion of the principal of or premium, if any, or interest on any Superior Indebtedness shall have occurred;

                                          (B) such Payment Default shall not
have been cured within any applicable cure period or waived in writing by the requisite holder or holders of such Superior Indebtedness; and

                                          (C) less than 120 days shall have
elapsed after the date on which such Payment Default shall have occurred or, if any Judicial Proceeding shall have been commenced with respect to the Superior Indebtedness during said 120 day period, such Judicial Proceeding shall continue to be pending and shall continue to be pursued diligently and in good faith (the period during which the restrictions imposed by this subdivision (i) are in effect being hereafter referred to as a "Payment Default Blockage Period"); or

                                     (ii) all of the following four conditions
shall be satisfied:

                                          (A) a default other than a Payment
Default shall have occurred with respect to any Superior Indebtedness (a "Covenant Default") which permits the holder or holders thereof to accelerate the maturity thereof;

                                          (B) the Borrower and the holder or
holders of the Subordinated Indebtedness shall have received written notice (given as provided in Section 14.4) (each a "Subordination Notice") of such Covenant Default from any holder or holders of such Superior Indebtedness, or their representative or representatives (which notice shall state that it is a "Subordination Notice" and shall make explicit reference to the provisions of this Section 10.4);

                                          (C) such Covenant Default shall not
have been cured within any applicable cure period or waived in writing by the requisite holder or holders of the Superior Indebtedness with respect to which such Covenant Default shall have occurred; and


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

                                          (D) less than 120 days shall have
elapsed after the date of receipt by the Borrower and the holders of the Subordinated Indebtedness of such Subordination Notice, or if any Judicial Proceeding shall have been commenced with respect to the Superior Indebtedness during said 120 day period, any such Judicial Proceeding shall continue to be pending and shall continue to be pursued diligently and in good faith (the period during which the restrictions imposed by this subdivision (ii) are in effect being hereinafter referred to as a "Covenant Default Blockage Period") (Payment Default Blockage Periods and Covenant Default Blockage Periods being hereinafter collectively referred to as the "Blockage Periods" and each as a "Blockage Period");

PROVIDED, however, that, for the purpose of this Section 10.4(a), (x) Blockage Periods shall not be in effect for more than an aggregate of 120 days during any period of 360 consecutive days, (y) Blockage Periods shall not be in effect on more than three occasions, and (z) no facts or circumstances known to the holders of Superior Indebtedness giving any Subordination Notice and constituting a Covenant Default on the date any Subordination Notice is given may be used as a basis for any subsequent Subordination Notice.

                                  (b) The restrictions imposed by Section
10.4(a) shall cease to apply and the Borrower and the Guarantors may resume payments in respect of the Subordinated Indebtedness (including any payments which shall not have been made on account of the provisions of this Section 10, but excluding any payments which may have become due upon any acceleration of the maturity of the Subordinated Indebtedness) or any judgment with respect thereto, and may repurchase, prepay, redeem or retire the Notes:

                                      (i) in the case of a Payment Default, upon
the earlier to occur of (A) the cure or written waiver thereof by the requisite holder or holders of the Superior Indebtedness with respect to which such Payment Default shall have occurred or (B) the expiration of the Payment Default Blockage Period or the earlier termination of such Blockage Period by such requisite holder or holders of such Superior Indebtedness; or

                                      (ii) in the case of a Covenant Default,
upon the earlier to occur of (A) the cure or written waiver of such Covenant Default by the requisite holder or holders of the Superior Indebtedness with respect to which such Covenant Default shall have occurred or (B) the expiration of the Covenant Default Blockage Period or the earlier termination of such Blockage Period by such requisite holder or holders of such Superior Indebtedness.

                     Section 10.5 PAYMENTS AND DISTRIBUTIONS RECEIVED. If any payment or distribution of any kind or character, whether in cash, property or securities (other than Permissible Securities), shall be received by any holder of any of the Subordinated Indebtedness or any agent for such persons in contravention of this Section 10, such payment or distribution shall, to the extent permitted by law, be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Superior Indebtedness, or their representative or representatives, ratably according to the aggregate amount remaining unpaid on account of such Superior Indebtedness, for application to the payment thereof, to the extent necessary to pay all such Superior Indebtedness in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Superior Indebtedness.

                     Section 10.6 SUBROGATION. Subject to the payment in full of all Superior Indebtedness, in case cash, property or securities otherwise payable or deliverable to the holders of the

Subordinated Indebtedness shall have been applied pursuant to this Section 10 to the payment of Superior Indebtedness, then and in each such case, the holders of the Subordinated Indebtedness and the Agent on their behalf shall be subrogated to the rights of each holder of Superior Indebtedness to receive any further payment or distribution in respect of or applicable to the Superior Indebtedness; and, for the purposes of such subrogation, no payment or distribution to the holders of Superior Indebtedness of any cash, property or securities to which any holder of Subordinated Indebtedness would be entitled except for the provisions of this Section 10 shall, and no payment over pursuant to the provisions of this Section 10 to the holders of Superior Indebtedness by the holders of the Subordinated Indebtedness shall as between the Borrower, the Guarantors, their respective creditors other than the holders of Superior Indebtedness and the holders of Subordinated Indebtedness, be deemed to be a payment by the Borrower or the Guarantors to or on account of Superior Indebtedness.

                     Section 10.7 OBLIGATIONS UNIMPAIRED. The provisions of this
Section 10 are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand and the holders of Subordinated Indebtedness on the other hand, and (a) subject to the rights, if any, under this Section 10 of the holders of Superior Indebtedness, nothing in this Section 10 shall (i) impair as between the Borrower and the Guarantors and the holder of any Subordinated Indebtedness and the Agent the obligation of the Borrower and the Guarantors, which is unconditional and absolute, to pay to the Agent for the account of the holder thereof all amounts due thereon in accordance with the terms thereof or (ii) prevent the Agent on behalf of the holder of any Subordinated Indebtedness from exercising all remedies otherwise available to the Agent or such holder, whether arising under the Notes, the Loan Documents, applicable law or otherwise, or (iii) affect the relative rights of the Agent or the holders of the Subordinated Indebtedness and creditors of the Borrower and the Guarantors other than the holders of the Superior Indebtedness, and (b) no Person is entitled to any third party beneficiary rights or other similar rights on account of or under this Section 10 other than the holders of the Superior Indebtedness. The failure to make any payment due in respect of the Subordinated Indebtedness or to comply with any of the terms and conditions of the Notes or the Loan Documents by reason of any provision of this Section 10 shall not be construed as preventing the occurrence of any Default or Event of Default with respect to the Subordinated Indebtedness.

         Nothing in this Section 10 or elsewhere in this Agreement, the Notes or the other Loan Documents is intended to or shall affect the obligation of the Borrower and the Guarantors to make, or prevent the Borrower or the Guarantors from making, at any time except during the pendency of any Proceeding described in Section 10.3, and except during the continuance of any Blockage Period specified in Section 10.4, payments at any time of the principal of, interest on, or breakage amount on, the Notes or to repay, prepay or retire the Notes.

                     Section 10.8 HOLDERS OF SUBORDINATED INDEBTEDNESS ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE. The Borrower shall give prompt written notice to Agent and each holder of Subordinated Indebtedness of any fact known to the Borrower which would prohibit the making of any payment in respect of the Subordinated Indebtedness, and shall provide to Agent and each such holder the names and addresses of the holders of the Superior Indebtedness, or their representatives. The Agent and holders of the Subordinated Indebtedness shall be entitled to rely on the foregoing list without independent verification. Neither Agent nor any holder of Subordinated Indebtedness shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to it, unless and until


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

Agent shall have received written notice thereof (given as provided in Section 14.4) from the Borrower or from any holder of Superior Indebtedness or any agent or representative thereof. Prior to the receipt of any such notice, Agent and each holder of Subordinated Indebtedness shall be entitled to assume conclusively that no such facts exist, without, however, limiting any right of any holder of Superior Indebtedness under this Section 10 to recover from any holder of the Subordinated Indebtedness any payment made in contravention of this Section 10. Each payment on the Subordinated Indebtedness or prepayment or retirement of the Notes by the Borrower or the Guarantors shall be deemed to constitute a representation by the Borrower that such payment, prepayment or retirement is permitted to be paid or made by the Borrower or the Guarantors under this Section 10.

         Agent and each holder of Subordinated Indebtedness shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Superior Indebtedness or to be the agent or representative of any holder of Superior Indebtedness to establish that such notice has been given by any such person. In the event that Agent or such holder of Subordinated Indebtedness determines in good faith that further evidence is required with respect to the right of any such person to participate in any payment or distribution pursuant to this Section 10, Agent or such holder of Subordinated Indebtedness may request such person to furnish evidence to the reasonable satisfaction of Agent or such holder of Subordinated Indebtedness as to any fact pertinent to the rights of such person under this Section 10, and if such evidence is not furnished, Agent or such holder of Subordinated Indebtedness may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

                     Section 10.9 SECTION 10 NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal or interest, or breakage amount, on the Notes or to pay, retire or redeem the Notes by reason of any provision in this Section 10 shall not be construed as preventing the occurrence of an Event of Default under Section 9.1.

         SECTION 11. THE AGENT.

                     Section 11.1 AUTHORIZATION. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender or to create any agency or fiduciary relationship. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents.

                     Section 11.2 EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

                     Section 11.3 NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence.

                     Section 11.4 NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or other assets of the Borrower or the Guarantors or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes or the Guaranty, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, any Guarantor, or any of the Borrower's Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, any of its Subsidiaries or any Guarantor or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrower or any of its Subsidiaries or any Guarantor. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

                     Section 11.5 PAYMENTS.

                                  (a) A payment by the Borrower to the Agent
hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees to distribute to each Lender not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Lender's PRO RATA share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Agent fails to distribute such amounts within one Business Day as provided above, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

                                  (b) If in the opinion of the Agent the
distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                     Section 11.6 HOLDERS OF NOTES. Subject to the terms of
Section 13.1, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

                     Section 11.7 INDEMNITY. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 12), and liabilities of every nature and character arising out of or related to this Agreement, the Notes or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

                     Section 11.8 AGENT AS LENDER. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and its Note, and as the holder of any of the Notes as it would have were it not also the Agent.

                     Section 11.9 RESIGNATION. The Agent may resign at any time by giving 30 calendar days' prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Holders shall have the right to appoint as a successor Agent any Lender or any bank, life insurance company, financial institution or other Person which performs similar functions whose senior debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Corporation and which has a net worth of not less than $500,000,000. Any such resignation shall be effective upon appointment and acceptance of a successor agent selected by the Majority Holders. If no successor Agent shall have been appointed and shall have accepted such appointment within fifteen (15) days, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank, life insurance company, financial institution or other Person which performs similar functions whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Corporation and which has a net worth of not less than $500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                     Section 11.10 DUTIES IN THE CASE OF ENFORCEMENT. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the indebtedness evidenced by the Notes shall have occurred, the Agent shall, if (a) so requested by the Majority Holders and (b) the Lenders have provided to the Agent such additional indemnities and



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

assurances against expenses and liabilities as the Agent may reasonably request, proceed to exercise all or any legal and equitable and other rights or remedies as it may have. The Majority Holders may direct the Agent in writing as to the method and the extent of any such exercise, the Lenders hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, PROVIDED that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                     Section 11.11 INTERCREDITOR AGREEMENT. Upon the satisfaction of the conditions set forth in Section 2.1, the terms and provisions of that certain Intercreditor Agreement dated May 5, 1998 among BankBoston, N.A., individually and as Agent, and Bankers Trust shall remain in full force and effect, and this Agreement shall be the "Credit Agreement" referred to therein.

         SECTION 12. EXPENSES.

         The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any stamp or other taxes (including any interest and penalties in respect thereto) which may be payable or be determined to be in connection with the execution and delivery of this Agreement and the Notes, whether or not the Notes are then outstanding (and the Borrower shall indemnify and hold the Agent and the Lenders harmless against any liability in respect to such taxes), (c) the reasonable fees, expenses and disbursements of the Agent's counsel (including an allocation for any in-house counsel) incurred in connection with the preparation, execution and delivery of this Agreement, the Notes and the other Loan Documents and the transactions contemplated hereby (in an amount not to exceed $50,000.00 in connection with the initial closing hereunder), and any amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the cost of delivering to or from Agent's office, insured to Agent's satisfaction, the Note payable to Fleet and Bankers Trust on the date hereof, any Note surrendered by a Lender to the Borrower pursuant to this Agreement and any Note issued to a Lender in substitution or replacement for a surrendered Note, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of the Agent or any Lender) incurred by the Agent or any Lender in connection with the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default. Each Lender shall pay its own legal fees and expenses incurred in connection with a transfer of its Note or any portion thereof. The covenants of this Section 12 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

         SECTION 13. ASSIGNMENT AND PARTICIPATION.

                     Section 13.1 CONDITION TO ASSIGNMENT BY LENDERS. Except as provided herein, each Lender may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Lender, to a Person which is under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender provided that such assignee shall remain a wholly-owned Subsidiary of such Lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment in form and substance satisfactory to Agent, together with any Notes subject to such assignment, (d) in no event shall any voting, consent or approval rights of a Lender be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower or a Guarantor which rights shall instead be allocated PRO RATA among the other remaining Lenders, (e) such assignee shall acquire an interest in the Loans of not less than $2,500,000.00, and (f) such assignee shall have acquired an equal interest in the loans under the Existing Credit Agreement. So long as no Default or Event of Default has occurred and is continuing, without the prior approval of Borrower Fleet shall hold at least a $30,000,000.00 Commitment. Notwithstanding the foregoing, in the event that Fleet desires to hold a Commitment of less than $30,000,000.00, Borrower shall not unreasonably withhold or delay its approval of such assignment by Fleet. Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and, to the extent provided in such assignment, have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 13.2, be released from its obligations under this Agreement, and (iii) the Agent may unilaterally amend SCHEDULE 1 to reflect such assignment. Notice of each assignment shall be promptly delivered to Borrower. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower or a Guarantor.

                     Section 13.2 REGISTER. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Note Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentages of, and principal amount of the Loans owing to the Lenders from time to time. The entries in the Note Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Note Register as a Lender hereunder for all purposes of this Agreement. The Note Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,500.

                     Section 13.3 NEW NOTES. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Lender has retained some portion of its obligations hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment or the Extension Effective Date, whichever is later, and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

                     Section 13.4 PARTICIPATIONS. Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents; PROVIDED that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower, (b) such sale and participation shall not entitle such participant to any rights or privileges under this Agreement or the Loan Documents (including, without limitation, the right to approve waivers, amendments or modifications), (c) such participant shall have no direct rights against the Borrower, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower. Any Lender which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

                     Section 13.5 PLEDGE BY LENDER. Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, or with the approval of the Agent to any other Person. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

                     Section 13.6 COOPERATION; DISCLOSURE. The Borrower agrees to promptly cooperate with any Lender and Arranger in connection with any proposed assignment or participation of all or any portion of its Commitment and to provide such Lender or Arranger with any information deemed necessary by such Lender or Arranger to provide to such potential assignee or participant. Each of the Lenders and Arranger acknowledges and agrees for itself that certain written information provided and to be provided by the Borrower contains confidential non-public information related to Borrower and agrees to keep any such information delivered or made available by the Borrower to it confidential from anyone other than its employees, officers, attorneys and other advisors who are or are expected to become engaged in evaluating, administering or syndicating the Loan or rendering advice in connection therewith, provided that nothing herein shall prevent any of the foregoing Persons from disclosing such information (a) to any potential assignees or participants who have agreed to maintain the confidentiality of such information in the manner and to the extent provided in this Section 13.6, (b) upon the order of any court or administrative agency or upon the request of any administrative agency or authority having jurisdiction over any of the foregoing Persons or such potential assignees or participants, (c) upon the request or demand of any regulatory agency or authority, (d) to the extent that such information has been publicly disclosed other than as a result of a disclosure by the foregoing Persons, (e) otherwise as required by law or (f) to the extent necessary to enforce the Loan Documents. In addition, the Lenders may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty's professional advisors (so long as such contractual counterparty or professional advisors to such contractual counterparty agree to be bound by the provisions of this Section 13.6).

                     Section 13.7 MANDATORY ASSIGNMENT. In the event Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request is approved by Agent but is not approved by one or more of the Lenders (any such non-consenting Lender shall hereafter be referred to as the "Non-Consenting

Lender"), then, within thirty (30) days after Borrower's receipt of notice of such disapproval by such Non-Consenting Lender, Borrower shall have the right as to such Non-Consenting Lender, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Lender within thirty (30) days of receipt of such notice, to elect to cause the Non-Consenting Lender to transfer its Commitment. The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent). In the event that the Lenders do not elect to acquire all of the Non-Consenting Lender's Commitment, then the Agent shall endeavor to find a new Lender or Lenders to acquire such remaining Commitment, but Agent shall have no liability if no new Lenders are found. Upon any such purchase of the Commitment of the Non-Consenting Lender, the Non-Consenting Lender's interests in the Loans and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Lender shall promptly execute and deliver any and all documents reasonably requested by Agent to surrender and transfer such interest, including, without limitation, an assignment and acceptance agreement in the form reasonably required by Agent and such Non-Consenting Lender's original Note. The purchase price for the Non-Consenting Lender's Commitment shall equal any and all amounts outstanding and owed by Borrower to the Non-Consenting Lender, including principal and all accrued and unpaid interest or fees, plus any applicable breakage amount which would be owed to such Non-Consenting Lender if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Lender's Commitment.

         SECTION 14. MISCELLANEOUS.

                     Section 14.1 LOSS, THEFT, ETC. OF NOTES. Upon receipt of evidence satisfactory to the Borrower of the loss, theft, mutilation or destruction of a Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Borrower, or in the event of such mutilation upon surrender and cancellation of such Note, the Borrower will make and deliver without expense to the applicable Lender a new Note, of the same form and tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If such Lender or any subsequent institutional holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of lost, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and nothing further shall be required as a condition to the execution and delivery of a new Note.

                     Section 14.2 SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the execution of this Agreement and the making of the Loans by Lenders, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding. The indemnification obligations of the Borrower provided herein shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to the Lenders or Agent at any time by or on behalf of the Borrower or any of the Subsidiaries or any Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

                     Section 14.3 WAIVER OF STAY, EXTENSION OR USURY. The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Borrower from paying all or any portion of the principal of, breakage amount, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter enforced, or which may effect the covenants or the performance of this Agreement or the Notes or the other Loan Documents and (to the extent that it may lawfully do so), the Borrower hereby expressly waives all benefit or advantage of any such law.

                     Section 14.4 NOTICES. Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement or the Notes (hereinafter in this Section 14.4 referred to as "Notice"), must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postage prepaid and registered or certified, return receipt requested, as follows:

If to the Borrower:                 M/I Schottenstein Homes, Inc.
                                    3 Easton Oval
                                    Columbus, Ohio 43219
                                    Attn:  Mr. Phillip G. Creek

With a copy to:                     M/I Schottenstein Homes, Inc.
                                    3 Easton Oval
                                    Columbus, Ohio  43219
                                    Attn:  Paul S. Coppel, Esq.


If to Bankers Trust:                Bankers Trust Company
                                    130 Liberty Street
                                    New York, New York 10006
                                    Attn:  Mr. Brian Deutsch


If to the Agent or Fleet:           Fleet National Bank
                                    115 Perimeter Center Place, N.E.
                                    Suite 500
                                    Atlanta, Georgia 30346
                                    Attn:  Mr. Dan Silbert


With a copy to:                     Fleet National Bank
                                    100 Federal Street
                                    Boston, Massachusetts 02110
                                    Attn:  Real Estate Department
and to each other person or entity which may become a Lender hereunder at such address as may be specified by such Lender. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Lender or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

                     Section 14.5 GOVERNING LAW. THIS AGREEMENT AND THE NOTES ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION
14.4 THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                     Section 14.6 HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                     Section 14.7 COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                     Section 14.8 ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 14.9.

                     Section 14.9 CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or the other Loan Documents may be given, and any term of this Agreement or the other Loan Documents or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any Guarantor of any terms of this Agreement or the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Holders. Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender: a decrease in the rate of interest on the Notes; an increase in the amount of the Commitments of the Lenders except as provided in Section 2.5; a change in the amount of the Notes except as provided in Section 2.5 or an individual Note; a forgiveness, reduction or waiver of the principal of any unpaid Note or any interest thereon or fee payable under the Loan Documents; the postponement of any date fixed for any payment of principal of or interest on the Notes; an extension of the Maturity Date; the release of the Borrower or any Guarantor except as otherwise provided herein; and amendment of the definition of Majority Holders or of any requirement for consent by all of the Lenders; an amendment to this Section 14.9; or an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders or the Majority Holders to require a lesser number of Lenders to approve such action. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                     Section 14.10 SEVERABILITY. The provisions of this Agreement and the other Loan Documents are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement and the other Loan Documents in any jurisdiction.

                     Section 14.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and its successors and assigns and subject to the terms of this Agreement shall inure to the benefit of the Lenders and Agent and their successors and assigns, including each successive holder or holders of the Notes. Notwithstanding the foregoing, the Borrower may not assign any of its rights or obligations under the Loan Documents without the prior written consent of the Lenders.

                     Section 14.12 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVER AND CERTIFICATION CONTAINED IN THIS
SECTION 14.12.

                     Section 14.13 RELATIONSHIP. The relationship between the Lenders and the Borrower is solely that of a creditor and debtor, and nothing contained herein in any of the other Loan Documents or elsewhere shall in any manner be construed as making the parties hereto partners, shareholders, joint venturers or any other relationship other than creditor and debtor, and neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder or thereunder. In addition, the Borrower agrees that notwithstanding Fleet's participation as a bank under the Senior Credit Agreement or its capacity now or hereafter as a holder of any other Senior Debt or Additional Permitted Senior Debt, in any proceeding relating to the Borrower or any of its Subsidiaries or any Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar proceeding, the Borrower will not challenge the Lenders' right to receive payment of the Indebtedness evidenced by the Notes as a creditor of the Borrower or any Guarantor on the grounds of the equitable subordination principles contained in Section 510 of Bankruptcy Code or any similar provision under any applicable law. The covenants contained in this Section 14.13 are a material consideration and inducement to the Lenders to making the Loans.

                     Section 14.14 DEALINGS WITH THE BORROWER. The Agent and the Lenders and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower and its Subsidiaries, or any of their Affiliates regardless of the capacity of the Agent or a Lender hereunder.

                     Section 14.15 TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

                     Section 14.16 LOAN COMMITMENT. Borrower acknowledges and agrees that the commitment of the Lenders pursuant to Section 2.1 is an executory contract to make a loan, or extend other debt financing or financial accommodations, to or for the benefit of the Borrower, within the meaning of 11 U.S.C. Section 365(c)(2) and, consequently, such commitment to make a loan cannot be assumed by the Borrower in the event the Borrower files any proceeding under 11 U.S.C. Section 101 et seq. As a result, Borrower further acknowledges and agrees that Lenders shall have no obligation of any kind or nature whatsoever to make the Loans and extend the "Maturity Date" (as defined in the Existing Credit Agreement) in the event the Borrower files any proceeding under 11 U.S.C. Section 101 et seq.

                     Section 14.17 EFFECTIVENESS OF AGREEMENT; MEASUREMENT OF REPRESENTATION AND COVENANTS.

                                   (a) Although Borrower, Agent and the Lenders
have entered into this Agreement as of the date hereof and the obligation of the Borrower and the Lenders to extend the "Maturity Date" (as defined in the Existing Credit Agreement) as set forth in Section 2.1 is effective (subject to the terms hereof) as of the date hereof, nothing herein shall diminish, limit or impair the obligation of Borrower to comply with the terms of the Existing Credit Agreement. Nothing herein shall be or be deemed a novation, waiver, cancellation, satisfaction, release or extinguishment of the Existing Credit Agreement or the Existing Subordinated Note. Without limiting the foregoing, the covenants set forth in Section 3.5, Section 6, Section 7, and the provisions of
Section 9.1 and Section 10, shall not be effective until the Extension Effective Date; it being acknowledged and agreed that the foregoing shall not diminish the rights and remedies of Agent and the Lenders under Section 9 to enforce the provisions of Section 2.1 or Section 3.3 prior to the Extension Effective Date. Upon the satisfaction of the conditions set forth in Section 2.1 on the Extension Effective Date, the Existing Credit Agreement and the Existing Subordinated Note shall be superseded and replaced by this Agreement and the Notes.

                                   (b) Notwithstanding the foregoing, for the
purposes of determining the obligations of the Lenders pursuant to Section 2.1 on the Extension Effective Date, all representations, covenants and obligations of Borrower and its Subsidiaries and the Guarantors under this Agreement shall be measured from the date of the execution of this Agreement unless another date is specifically referenced as to any specific representation, covenant or other obligation.

                                                                    EXHIBIT 10.1

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.



                            M/I SCHOTTENSTEIN HOMES, INC.,
                            an Ohio corporation

                            By:
                               ------------------------------------------------
                            Name:
                                 ----------------------------------------------
                            Title:
                                  ---------------------------------------------

                            Attest:
                                   --------------------------------------------
                            Name:
                                 ----------------------------------------------
                            Title:
                                  ---------------------------------------------

                            FLEET NATIONAL BANK, individually and as Agent

                            By:
                               ------------------------------------------------
                                     Dan Silbert, Vice President


                            BANKERS TRUST COMPANY

                            By:
                               ------------------------------------------------
                            Name:
                                 ----------------------------------------------
                            Title:
                                  ---------------------------------------------

                                                                    EXHIBIT 10.1



                                   SCHEDULE 1

                             LENDERS AND COMMITMENTS


                                                                                             Commitment
                                                      Commitment                             Percentage
                                                      ----------                             ----------

Fleet National Bank                                 $ 45,000,000.00                              90%
100 Federal Street
Boston, Massachusetts 02110
Attn:  Real Estate Division

Libor Lending Office
         Same as above

Bankers Trust Company                               $ 5,000,000.00                               10%
130 Liberty Street
New York, New York 10006
Attn:  Brian Deutsch

Libor Lending Office
         Same as above

                                                    ---------------                             ----
                                                    $ 50,000,000.00                             100%

                                                                    EXHIBIT 10.1



                                  SCHEDULE 3.3

                    EXAMPLE OF CALCULATION OF BREAKAGE AMOUNT

                                                                    EXHIBIT 10.1



                                SCHEDULE 5.15(A)

                          SUBSIDIARIES OF THE BORROWER

1. M/I Financial Corp., an Ohio corporation. M/I Financial Corp. is wholly-owned by the Borrower.

2. 601RS, LLC, an Ohio limited liability company. 601RS, LLC is wholly-owned by the Borrower.

3. M/I Homes, Inc., an Arizona corporation. M/I Homes, Inc. is wholly-owned by the Borrower.

4. M/I Homes Construction, Inc., an Arizona corporation. M/I Homes Construction, Inc. is wholly-owned by the Borrower.

5. M/I Schottenstein Homes Service Corp., an Ohio corporation. M/I Schottenstein Homes Service Corp. is wholly-owned by the Borrower.

6. M/I Properties LLC, an Ohio limited liability company. M/I Properties LLC is wholly owned by the Borrower.

7. Northeast Office Venture, Limited Liability Company, a Delaware limited liability company. Northeast Office Venture, LLC is wholly-owned by the Borrower.

8. MHO, LLC, an Arizona limited liability company. MHO, LLC is wholly-owned by M/I Homes, Inc., an Arizona corporation. M/I Homes, Inc. is wholly-owned by the Borrower.

                                                                    EXHIBIT 10.1


                                SCHEDULE 5.15(B)

                   SCHEDULE OF PARTNERSHIPS AND JOINT VENTURES

                                                                    EXHIBIT 10.1



                                    EXHIBIT A

                     VARIABLE RATE SENIOR SUBORDINATED NOTE

$50,000,000.00                                                  August 29, 2004

         FOR VALUE RECEIVED, the undersigned M/I SCHOTTENSTEIN HOMES, INC., an Ohio corporation, hereby promises to pay to ______________________________ or order, in accordance with the terms of that certain Credit Agreement dated September 28, 2001, but effective as provided therein (the "Credit Agreement"), as from time to time in effect, among the undersigned and Fleet National Bank, individually and as Agent, to the extent not sooner paid, on or before the Maturity Date the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00), with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

         Payments hereunder shall be made to Fleet National Bank, as Agent for the payee hereof, at the Agent's Head Office or such other address as may be specified by the holder hereof.

         This Note is issued under and pursuant to and is entitled to the benefits of and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or in part, all as set forth in the Credit Agreement.

         Notwithstanding anything in this Note to the contrary, all agreements between the Borrower and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of the Note or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Note and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Note, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Note (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrower and the Lenders and the Agent.

         In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

         The undersigned maker hereby waives presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assents to extensions of time of payment or forbearance or other indulgence without notice.

         This Note and the indebtedness evidenced hereby, including principal, interest and breakage amount, if any, shall at all times be and remain subordinate to any and all Superior Indebtedness, as defined in the Credit Agreement, all on the terms and to the extent set forth in the Credit Agreement.

         IN WITNESS WHEREOF the undersigned has executed this Note under seal as of the day and year first above written.

                                M/I SCHOTTENSTEIN HOMES, INC.,
                                an Ohio corporation

                                By:
                                   --------------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                      -----------------------------------------

                                Attest:
                                       ----------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                      -----------------------------------------

                                                                    EXHIBIT 10.1


                                    EXHIBIT B

                RATIFICATION AND REAFFIRMATION OF LOAN DOCUMENTS

         THIS RATIFICATION AND REAFFIRMATION OF LOAN DOCUMENTS (hereinafter referred to as this "Ratification"), made and entered into as of the 29th day of August, 2004, by and among M/I SCHOTTENSTEIN HOMES, INC., an Ohio corporation ("Borrower"), M/I FINANCIAL CORP., an Ohio corporation ("M/I Financial"), M/I HOMES CONSTRUCTION, INC., an Arizona corporation ("Construction"), NORTHEAST OFFICE VENTURE, LIMITED LIABILITY COMPANY, a Delaware limited liability company ("Northeast"), 601RS, LLC, an Ohio limited liability company ("601"), M/I SCHOTTENSTEIN HOMES SERVICE CORP., an Ohio corporation ("Service"), MHO, LLC, an Arizona limited liability company ("MHO"), M/I HOMES, INC., an Arizona corporation ("M/I Homes"), M/I PROPERTIES LLC, an Ohio limited liability company ("M/I Properties"), [INSERT ANY ADDITIONAL GUARANTORS] (M/I Financial, Construction, Northeast, 601, Service, MHO, M/I Homes, M/I Properties [LIST OTHER GUARANTORS] are hereinafter referred to collectively as the "Guarantors") for the benefit of FLEET NATIONAL BANK, a national banking association ("Fleet"), as Agent for itself and the other lenders which may now or hereafter become a party to the "Credit Agreement" (as hereinafter defined) (hereinafter referred to as "Agent"), and the Lenders. Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

                              W I T N E S S E T H:

         WHEREAS, Borrower, Agent, Fleet and Bankers Trust Company entered into that certain Credit Agreement, dated as of September 28, 2001 (collectively, the "Credit Agreement"); and

         WHEREAS, pursuant to the Credit Agreement, Borrower executed and delivered to the Lenders certain notes made by Borrower to the order of the Lenders (the "Notes"); and

         WHEREAS, the Guarantors executed and delivered, or have become a party to, that certain Unconditional Guaranty of Payment and Performance in favor of the Lenders and Agent, dated September 29, 2004 (the "Guaranty"); and

         WHEREAS, the Guarantors are a party to that certain Contribution Agreement dated as of September 28, 2001, but intended to be effective August 29, 2004 (the "Contribution Agreement"); and

         WHEREAS, pursuant to Section 2.1(b) of the Credit Agreement, the Borrower and the Guarantors desire to enter into this Ratification to ratify and reaffirm their respective obligations under the Loan Documents and the Contribution Agreement.

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce the Lenders to extend the maturity date under the "Existing Credit Agreement" (as defined in the Credit Agreement), Borrower and Guarantors do hereby covenant and agree that the Loan Documents and the Contribution Agreement remain in full force and effect and constitute the valid and legally binding obligations of Borrower and Guarantors, respectively, enforceable against such Persons in accordance with their respective terms. Nothing in this Ratification shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, waiver, cancellation, satisfaction, release, extinguishment or substitution of the obligations of Borrower and Guarantors under the Loan Documents or the Contribution Agreement to which each is a party.

         This Ratification shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. This Ratification shall be binding upon and shall inure to the benefit to the benefit of Borrower, Guarantors, Lenders and Agent and their respective permitted successors, successors-in-title, and assigns. This Ratification may be executed in several counterparts each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Ratification under seal by its duly authorized officer as of day and year first above written.

                              BORROWER:

                              M/I SCHOTTENSTEIN HOMES, INC.,
                              an Ohio corporation

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              Attest:
                                     -------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              GUARANTORS:

                              M/I FINANCIAL CORP., an Ohio corporation

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              Attest:
                                     -------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                                                                    EXHIBIT 10.1


                              M/I HOMES CONSTRUCTION, INC., an
                              Arizona corporation

                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------

                              Attest:
                                     ------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------



                              NORTHEAST OFFICE VENTURE, LIMITED
                              LIABILITY COMPANY, a Delaware limited
                              liability company, by M/I Schottenstein
                              Homes, Inc., its sole member

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              Attest:
                                     -------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------



                              601RS, LLC, an Ohio limited liability company, by M/I Schottenstein Homes, Inc., its sole member

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              Attest:
                                     -------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              M/I SCHOTTENSTEIN HOMES SERVICE
                              CORP., an Ohio corporation

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              Attest:
                                     -------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------



                              MHO, LLC, an Arizona limited liability company by M/I Homes, Inc., its sole member

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              Attest:
                                     -------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------



                              M/I HOMES, INC., an Arizona corporation

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              Attest:
                                     -------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------



                              M/I PROPERTIES LLC, an Ohio limited liability company, by M/I Schottenstein Homes, Inc., its sole member

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              Attest:
                                     -------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                                    EXHIBIT C

                               INTEREST RATE SWAP

                                    EXHIBIT D

                                JOINDER AGREEMENT

         THIS JOINDER AGREEMENT ("Joinder Agreement") is executed as of August 29, 2004, by _____________________________________, a ________________________,
[INSERT ADDITIONAL GUARANTORS] (individually, a "Joining Party" and collectively, the "Joining Parties"), and delivered to Fleet National Bank, as Agent, pursuant to Section 2.1(f) of the Credit Agreement dated September 28, 2001, but effective as provided therein, as from time to time in effect (the "Credit Agreement"), among M/I SCHOTTENSTEIN HOMES, INC., an Ohio corporation, Fleet National Bank, for itself and as Agent, and the other Lenders from time to time party thereto. Terms used but not defined in this Joinder Agreement shall have the meanings defined for those terms in the Credit Agreement.

         RECITALS

         A. Joining Parties are required, pursuant to Section 2.1(f) and Section
6.13 of the Credit Agreement, to become an additional Guarantor under the Guaranty and a party to the Contribution Agreement.

         B. Joining Parties expect to realize direct and indirect benefits as a result of the availability to Borrower of the credit facility under the Credit Agreement.

         NOW, THEREFORE, Joining Parties agree as follows:

                                    AGREEMENT

         1. JOINDER TO GUARANTY. By this Joinder Agreement, each Joining Party hereby becomes a "Guarantor" under the Guaranty with respect to all of the obligations of a Guarantor thereunder, whether now or hereafter incurred. Each Joining Party agrees that such Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a Guarantor under the Guaranty.

         2. JOINDER TO CONTRIBUTION AGREEMENT. By this Joinder Agreement, each Joining Party hereby becomes a "Subsidiary Guarantor" and a "Contributing Party" under the Contribution Agreement with respect to all of the obligations of a "Subsidiary Guarantor" or "Contributing Party" thereunder, whether now or hereafter incurred. Each Joining Party hereby agrees that such Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a "Subsidiary Guarantor" and a "Contributing Party" under the Contribution Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF JOINING PARTY. Each Joining Party represents and warrants to Agent that, as of the Effective Date (as defined below), the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as applied to each Joining Party as a Guarantor or a Subsidiary of Borrower on and as of the Effective Date as though made on that date. As of the Effective Date, all covenants and agreements in the Loan Documents as applied to each Joining Party as a Guarantor or a Subsidiary of Borrower are true and correct with respect to each Joining Party and no Default or Event of Default shall exist or might exist upon the Effective Date in the event that such Joining Party becomes a Guarantor.

         4. LIABILITY. Each Joining Party hereby agrees that, as of the Effective Date, the Guaranty shall be a joint and several obligation of each Joining Party to the same extent as if executed and delivered by Joining Party, and upon request by any Lender, will promptly execute such Guaranty to confirm such obligation.

         5. FURTHER ASSURANCES. Joining Parties agree to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.

         6. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

         7. The effective date (the "Effective Date") of this Joinder Agreement is __________, 200__.

                                 JOINING PARTY:

                                 [INSERT JOINING PARTIES]

                                 By:
                                    --------------------------------------------

                                 Name:
                                      ------------------------------------------

                                 Title:
                                       -----------------------------------------

ACKNOWLEDGED:

FLEET NATIONAL BANK, as Agent

By:
   -----------------------------

Name:
     ---------------------------

Title:
      --------------------------

                                    EXHIBIT E

                             COMPLIANCE CERTIFICATE


Section 1.      DEFINITIONS AND RULES OF INTERPRETATION.................................................................1

         Section 1.1     Definitions....................................................................................1

         Section 1.2     Rules of Interpretation.......................................................................16

Section 2.      EXTENSION OF EXISTING MATURITY DATE....................................................................17

         Section 2.1     Extension of Existing Maturity Date...........................................................17

         Section 2.2     Notes.........................................................................................18

         Section 2.3     [Intentionally Omitted].......................................................................18

         Section 2.4     Commitment Fee................................................................................18

         Section 2.5     Increase of Loans.............................................................................18

Section 3.      PAYMENT OF THE NOTES...................................................................................20

         Section 3.1     Stated Maturity...............................................................................20

         Section 3.2     Interest on Notes.............................................................................20

         Section 3.3     Optional Prepayments..........................................................................20

         Section 3.4     Application of Payments.......................................................................22

         Section 3.5     Prepayment Upon Change of Control.............................................................22

Section 4.      CERTAIN GENERAL PROVISIONS.............................................................................23

         Section 4.1     Funds for Payments............................................................................23

         Section 4.2     Computations..................................................................................24

         Section 4.3     Continuation of LIBOR Rate Loans..............................................................24

         Section 4.4     Inability to Determine LIBOR Rate.............................................................24

         Section 4.5     Illegality....................................................................................24

         Section 4.6     Additional Costs, Etc.........................................................................24

         Section 4.7     Capital Adequacy..............................................................................26

         Section 4.8     Interest on Overdue Amounts; Late Charge......................................................26

         Section 4.9     Certificate...................................................................................26

         Section 4.10    Limitation on Interest........................................................................26

Section 5.      REPRESENTATIONS AND WARRANTIES.........................................................................27

         Section 5.1     Corporate Authority; Etc......................................................................27

         Section 5.2     Title to Properties...........................................................................27

         Section 5.3     Financial Statements..........................................................................28

         Section 5.4     No Material Changes, Etc......................................................................28

         Section 5.5     Franchises, Patents, Copyrights, Etc..........................................................28

         Section 5.6     Litigation....................................................................................28


         Section 5.7     No Materially Adverse Contracts, Etc..........................................................29

         Section 5.8     Compliance with Other Instruments, Laws, Etc..................................................29

         Section 5.9     Tax Status....................................................................................29

         Section 5.10    No Event of Default...........................................................................29

         Section 5.11    Holding Company and Investment Company Acts...................................................29

         Section 5.12    ERISA.........................................................................................29

         Section 5.13    Regulations T, U and X........................................................................30

         Section 5.14    Full Disclosure...............................................................................30

         Section 5.15    Subsidiaries..................................................................................30

         Section 5.16    Brokers.......................................................................................30

         Section 5.17    Other Debt....................................................................................30

         Section 5.18    Environmental Compliance......................................................................31

         Section 5.19    Loan Documents................................................................................31

         Section 5.20    Solvency......................................................................................31

         Section 5.21    Contribution Agreement........................................................................31

Section 6.      AFFIRMATIVE COVENANTS OF THE BORROWER..................................................................31

         Section 6.1     Punctual Payment..............................................................................31

         Section 6.2     Maintenance of Office.........................................................................31

         Section 6.3     Records and Accounts..........................................................................31

         Section 6.4     Financial Statements, Certificates and Information............................................32

         Section 6.5     Notices.......................................................................................33

         Section 6.6     Existence; Maintenance of Properties..........................................................33

         Section 6.7     Insurance.....................................................................................34

         Section 6.8     Taxes.........................................................................................34

         Section 6.9     Further Assurances............................................................................34

         Section 6.10    Compliance with Laws, Contracts, Licenses, and Permits........................................34

         Section 6.11    ERISA Compliances.............................................................................35

         Section 6.12    Consolidated Tangible Net Worth...............................................................35

         Section 6.13    Additional Guarantors.........................................................................35

Section 7.      NEGATIVE COVENANTS OF THE BORROWER.....................................................................35

         Section 7.1     Restrictions on Indebtedness..................................................................35

         Section 7.2     Restrictions on Liens, Etc....................................................................36

         Section 7.3     Restrictions on Contingent Obligations........................................................38


         Section 7.4     Restrictions on Investments...................................................................39

         Section 7.5     Restrictions on Uncommitted Land..............................................................39

         Section 7.6     Restriction on Distributions..................................................................39

         Section 7.7     Maintenance of Leverage Ratio.................................................................39

         Section 7.8     Restriction on Fundamental Changes............................................................39

         Section 7.9     Transactions with Affiliates and Officers.....................................................40

         Section 7.10    Restrictions on Negative Pledges..............................................................40

         Section 7.11    Purchase of Notes.............................................................................41

Section 8.      CLOSING CONDITIONS.....................................................................................41

         Section 8.1     Execution of Loan Documents...................................................................41

         Section 8.2     Certified Copies of Organizational Documents..................................................41

         Section 8.3     Bylaws; Resolutions...........................................................................41

         Section 8.4     Incumbency Certificate; Authorized Signers....................................................41

         Section 8.5     Contribution Agreement........................................................................41

         Section 8.6     Opinion of Counsel............................................................................41

         Section 8.7     Payment of Fees...............................................................................42

         Section 8.8     Interest Rate Swap............................................................................42

         Section 8.9     Performance; No Default.......................................................................42

         Section 8.10    Representations and Warranties................................................................42

         Section 8.11    Proceedings and Documents.....................................................................42

         Section 8.12    Senior Debt Consents..........................................................................42

         Section 8.13    Material Adverse Effect.......................................................................42

         Section 8.14    Waiver of Conditions..........................................................................42

Section 9.      EVENTS OF DEFAULT; ACCELERATION; ETC...................................................................42

         Section 9.1     Events of Default and Acceleration............................................................42

         Section 9.2     Cure Periods..................................................................................45

         Section 9.3     Remedies......................................................................................45

         Section 9.4     Distribution of Proceeds......................................................................45

Section 10.     SUBORDINATION OF THE NOTES.............................................................................46

         Section 10.1    Certain Definitions...........................................................................46

         Section 10.2    Subordinated Indebtedness Subordinated to Superior Indebtedness...............................47

         Section 10.3    Dissolution, Liquidation, Reorganization, Etc.................................................47


         Section 10.4    No Payment With Respect to Subordinated Indebtedness in Certain Circumstances.................48

         Section 10.5    Payments and Distributions Received...........................................................49

         Section 10.6    Subrogation...................................................................................49

         Section 10.7    Obligations Unimpaired........................................................................50

         Section 10.8    Holders of Subordinated Indebtedness Entitled to Assume Payments Not Prohibited in
                         Absence of Notice.............................................................................50

         Section 10.9    Section 10 Not to Prevent Events of Default...................................................51

Section 11.     THE AGENT..............................................................................................51

         Section 11.1    Authorization.................................................................................51

         Section 11.2    Employees and Agents..........................................................................51

         Section 11.3    No Liability..................................................................................52

         Section 11.4    No Representations............................................................................52

         Section 11.5    Payments......................................................................................52

         Section 11.6    Holders of Notes..............................................................................53

         Section 11.7    Indemnity.....................................................................................53

         Section 11.8    Agent as Lender...............................................................................53

         Section 11.9    Resignation...................................................................................53

         Section 11.10   Duties in the Case of Enforcement.............................................................53

         Section 11.11   Intercreditor Agreement.......................................................................54

Section 12.     EXPENSES...............................................................................................54

Section 13.     ASSIGNMENT AND PARTICIPATION...........................................................................54

         Section 13.1    Condition to Assignment by Lenders............................................................54

         Section 13.2    Register......................................................................................55

         Section 13.3    New Notes.....................................................................................55

         Section 13.4    Participations................................................................................56

         Section 13.5    Pledge by Lender..............................................................................56

         Section 13.6    Cooperation; Disclosure.......................................................................56

         Section 13.7    Mandatory Assignment..........................................................................56

Section 14.     MISCELLANEOUS..........................................................................................57

         Section 14.1    Loss, Theft, Etc. of Notes....................................................................57

         Section 14.2    Survival of Covenants.........................................................................57

         Section 14.3    Waiver of Stay, Extension or Usury............................................................58


         Section 14.4    Notices.......................................................................................58

         Section 14.5    Governing Law.................................................................................59

         Section 14.6    Headings......................................................................................59

         Section 14.7    Counterparts..................................................................................59

         Section 14.8    Entire Agreement, Etc.........................................................................59

         Section 14.9    Consents, Amendments, Waivers, Etc............................................................59

         Section 14.10   Severability..................................................................................60

         Section 14.11   Successors and Assigns........................................................................60

         Section 14.12   Waiver of Jury Trial..........................................................................60

         Section 14.13   Relationship..................................................................................61

         Section 14.14   Dealings with the Borrower....................................................................61

         Section 14.15   Time of the Essence...........................................................................61

         Section 14.16   Loan Commitment...............................................................................61

         Section 14.17   Effectiveness of Agreement; Measurement of Representation and Covenants.......................61

SCHEDULES:

Schedule 1         -  Lenders and Commitments

Schedule 3.3       -  Example of Calculation of Breakage Amount

SCHEDULE 5.15(a)   -  Subsidiaries of the Borrower

SCHEDULE 5.15(b)   -  Schedule of Partnerships and Joint Ventures

EXHIBITS:

EXHIBIT A  -  Variable Rate Senior Subordinated Note

EXHIBIT B  -  Ratification and Reaffirmation of Loan Documents

EXHIBIT C  -  Interest Rate Swap

EXHIBIT D  -  Joinder Agreement

EXHIBIT E  -  Compliance Certificate